Exhibit 10.21

LEASE

by and between

BMR-500 FAIRVIEW AVENUE LLC,

a Delaware limited liability company,

as Landlord,

and

LYELL IMMUNOPHARMA, INC.,

a Delaware corporation,

as Tenant

Table of Contents

1.	Lease of Premises	1

2.	Basic Lease Provisions	2

3.	Term	5

4.	Possession and Commencement Date	5

5.	Condition of Premises	9

6.	Rentable Area	10

7.	Rent	10

8.	Abatement	11

9.	Operating Expenses	11

10.	Taxes on Tenant’s Property	17

11.	Security Deposit	17

12.	Use	22

13.	Rules and Regulations, CC&Rs, Parking Facilities and Common Area	24

14.	Project Control by Landlord	25

15.	Quiet Enjoyment	26

16.	Utilities and Services	26

17.	Alterations	30

18.	Repairs and Maintenance	33

19.	Liens	34

20.	Estoppel Certificate	35

21.	Hazardous Materials	35

22.	Odors and Exhaust	39

23.	Insurance	40

24.	Damage or Destruction	44

25.	Eminent Domain	47

26.	Surrender	48

27.	Holding Over	49

28.	Indemnification and Exculpation	49

29.	Assignment or Subletting	51

30.	Subordination and Attornment	55

31.	Defaults and Remedies	56

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32.	Bankruptcy	62

33.	Brokers	62

34.	Definition of Landlord	63

35.	Limitation of Landlord’s Liability	63

36.	Intentionally Omitted	64

37.	Representations	64

38.	Confidentiality	65

39.	Notices	65

40.	Miscellaneous	66

41.	Options to Extend Term	70

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LEASE

THIS LEASE (this “Lease”) is entered into as of this 27th day of November, 2018 (the “Execution Date”), by and between BMR-500 FAIRVIEW AVENUE LLC, a Delaware limited liability company, as landlord (“Landlord”), and LYELL IMMUNOPHARMA, INC., a Delaware corporation, as tenant (“Tenant”).

RECITALS

A.    WHEREAS, Landlord leases certain real property described on Exhibit A-1 attached hereto (together with adjacent real property owned or leased by Landlord, the “Property”) located at 500 Fairview Avenue North, Seattle, Washington 98109, including the building located thereon (the “Building”); and

B.    WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, (i) approximately 13,976 rentable square feet of space located on the second (2nd) floor of the Building (the “Second Floor Premises”); and (ii) approximately 19,856 rentable square feet of space located on the fifth (5th) floor of the Building (the “Fifth Floor Premises”, and together with the Second Floor Premises, collectively, the “Premises”), pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.    Lease of Premises.

1.1.    Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building and that certain adjacent building owned or leased by Landlord located at 530 Fairview Avenue North, Seattle, Washington, are hereinafter collectively referred to as the “Project.” All portions of the Building that are for the non-exclusive use of the tenants of the Building only, and not the tenants of the Project generally, such as service corridors, stairways, elevators, public restrooms and public lobbies (all to the extent located in the Building), are hereinafter referred to as “Building Common Area.” All portions of the Project that are for the non-exclusive use of tenants of the Project generally, including driveways, sidewalks, parking areas, landscaped areas, and service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Project Common Area.” The Building Common Area and Project Common Area are collectively referred to herein as “Common Area.”

2.    Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.    This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2.    In the definitions below, each current Rentable Area (as defined below) is expressed in square feet. Rentable Area and “Tenant’s Pro Rata Share” are both subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement)
Approximate Rentable Area of the Premises	33,832 rentable square feet
Approximate Rentable Area of the Building	123,838 rentable square feet
Approximate Rentable Area of the Project	223,293 rentable square feet
Tenant’s Pro Rata Share of the Building	27.32%
Tenant’s Pro Rata Share of the Project	15.15%

2.3.    Monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date (as defined below) for the Initial Term (as defined below) shall be as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Term Commencement Date - Month 12[1]	33,832	$58.00 annually	$163,521.33	$1,962,256.00
Months 13 - 24	33,832	$59.74 annually	$168,426.97	$2,021,123.68
Months 25 - 36	33,832	$61.53 annually	$173,473.58	$2,081,682.96
Months 37 - 48	33,832	$63.38 annually	$178,689.35	$2,144,272.16
Months 49 - 60	33,832	$65.28 annually	$184,046.08	$2,208,552.96
Months 61 - 72	33,832	$67.24 annually	$189,571.97	$2,274,863.68
Months 73 - 84	33,832	$69.26 annually	$195,267.03	$2,343,204.32
Months 85 - 96	33,832	$71.34 annually	$201,131.24	$2,413,574.88
Months 97 - 108	33,832	$73.48 annually	$207,164.61	$2,485,975.36
Months 109 - 120	33,832	$75.68 annually	$213,367.15	$2,560,405.76

[1]	Subject to the Abatement Amount credited to Tenant during the Abatement Period as set forth in, and subject to, Section 8 hereof.

2.4.    Initial Term: 10 years

2.5.    Term Commencement Date: January 1, 2019

2.6.    Term Expiration Date: December 31, 2028

2.7.    Security Deposit: $490,563.99, subject to increase in accordance with the terms hereof

2.8.    Permitted Use: Office, research and development, and laboratory use (including designing, generating, producing and analyzing immunopharma tests and results, and conducting engineering/manufacturing of patient cells, but specifically excluding any tests or trials that require patients to be on-site at the Premises) in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”)

2.9.	Address for Rent Payment:

BMR- 500 FAIRVIEW AVENUE LLC Attention Entity 251 P.O. Box 511387 Los Angeles, California 90051-7942

2.10.	Address for Notices to Landlord:

BMR-500 FAIRVIEW AVENUE LLC 17190 Bernardo Center Drive San Diego, California 92128 Attn: Legal Department

2.11.	Address for Notices to Tenant:

LYELL IMMUNOPHARMA, INC.

883 Robb Road

Palo Alto, CA 94306

Attn: Akira Matsuno, CFO & Head of Corporate Development

With required copy to:

LYELL IMMUNOPHARMA, INC.

500 Fairview Avenue North, Suite 5000

Seattle, WA 98109

Attn: Akira Matsuno, CFO & Head of Corporate Development

With required copy to:

Cairncross & Hempelmann

524 Second Ave, Suite 500

Seattle, WA 98104

Attn: Ryan McFarland

2.12.	Address for Invoices to Tenant:

LYELL IMMUNOPHARMA, INC.

883 Robb Road

Palo Alto, CA 94306

Attn: Akira Matsuno, CFO & Head of Corporate Development

With required copy to:

LYELL IMMUNOPHARMA, INC.

500 Fairview Avenue North, Suite 5000

Seattle, WA 98109

Attn: Akira Matsuno, CFO & Head of Corporate Development

2.13.    The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit A-1	Property
Exhibit B	Work Letter
Exhibit B-l	Tenant Work Insurance Schedule
Exhibit C	Form of Additional TI Allowance Acceptance Letter
Exhibit D	Form of Letter of Credit
Exhibit E	Rules and Regulations
Exhibit F	Tenant’s Personal Property
Exhibit G	Form of Estoppel Certificate
Exhibit H	Tenant Standby Generator Location
Exhibit I	Tenant Air Handler Location

3.    Term. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the Term Commencement Date and end on the Term Expiration Date that is One Hundred Twenty Months (120) months after the Term Commencement Date, subject to extension or earlier termination of this Lease as provided herein.

4.    Possession and Commencement Date.

4.1.    Landlord shall use diligent, commercially reasonable, efforts to tender possession of the Premises to Tenant on the Term Commencement Date, with the work in the Fifth Floor Premises (the “Fifth Floor Tenant Improvements”) to be performed by Landlord as described in Section 2 of the Work Letter attached hereto as Exhibit B (the “Work Letter”) Substantially Complete (as defined in the Work Letter). Tenant agrees that in the event such work is not Substantially Complete on or before the Term Commencement Date for any reason other than a default by Landlord beyond applicable notice and cure periods under this Lease, then (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (c) neither the Term Commencement Date nor the Term Expiration Date shall be extended, and (d) Tenant shall be responsible for the payment of Base Rent, subject to the monthly Base Rent abatement during the Abatement Period set forth in Section 8, and payment of Additional Rent (as defined below), in each case notwithstanding such delay, in accordance with the terms hereof. Tenant’s Authorized Representative shall be allowed to attend construction meetings and to monitor the progress of Landlord’s work prior to delivery of the Premises and Landlord shall reasonably update and cooperate with Tenant (at no material cost to Landlord) so Tenant can plan for any likely delivery delay. Landlord shall cause the Fifth Floor Tenant Improvements to be constructed in the Premises pursuant to the Work Letter at a total maximum cost to Tenant of Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) (such amount, the “Fifth Floor Tenant Contribution”), provided that Tenant shall also be liable and responsible for any increased cost over and above the aggregate budgeted cost to construct the Fifth Floor Tenant Improvements of Five Million Nine Hundred Three Thousand Eight Hundred Sixty-Two and 00/100 Dollars ($5,903,862.00) (the “Fifth Floor Budgeted TI Cost”) (which Fifth Floor Budgeted TI Cost includes, and is not in addition to, the Fifth Floor Tenant Contribution), to the extent that any such increased cost arises from either (i) a Fifth

Floor TI Change (as defined in the Work Letter) requested by Tenant and approved by Landlord in accordance with Section 2.2 of the Work Letter, or (ii) an act or omission of Tenant or any of Tenant’s construction manager, contractors, subcontractors or agents that constitutes negligence or willful misconduct or a breach of the Lease (such increased cost, a “Fifth Floor Tenant Increase Amount”). Tenant shall pay, by wire transfer of immediately available funds to Landlord, the Fifth Floor Tenant Contribution within five (5) business days after the Execution Date (the “Tenant Contribution Deadline”); provided, however, if Tenant requests that Landlord disburse all or a portion of the Additional TI Allowance (as defined below) to be applied to the cost of construction of the Fifth Floor Tenant Improvements, by delivering to Landlord a letter in the form attached as Exhibit C hereto executed by an authorized officer of Tenant pursuant to Section 4.3, which request must be made by Tenant, if at all, no later than two (2) business days after the Execution Date, then such Additional TI Allowance requested by Tenant for the Fifth Floor Improvements will be credited against and deducted from the Fifth Floor Tenant Contribution, in which case Tenant shall wire to Landlord in immediately available funds, no later than five (5) business days after the Executive Date, the amount calculated by subtracting the amount of the Additional TI Allowance requested by Tenant for the Fifth Floor Tenant Improvements from the Fifth Floor Tenant Contribution. Tenant may elect to deliver the signed Exhibit C letter to Landlord along with Tenant’s signed counterparts of this Lease, and if Tenant so elects, Tenant shall not be required to also deliver said letter pursuant to the Lease notice provisions. Tenant shall pay any Fifth Floor Tenant Increase Amount no later than thirty (30) days after receipt of an invoice from Landlord therefor, with any reasonable supporting documentation. If Tenant fails to request all or a portion of the Additional TI Allowance to be applied to the cost of construction of the Fifth Floor Tenant Improvements by the date that is two (2) business days after the Execution Date in accordance with this paragraph, then Tenant shall have no further right to request any disbursement of the Additional TI Allowance for the Fifth Floor Tenant Improvements, except that if Landlord delivers to Tenant an invoice for a Fifth Floor Tenant Increase Amount, and if there is any Additional TI Allowance that remains available and undisbursed at such time, then Tenant may request that all or a portion of such available and undisbursed Additional TI Allowance be applied to pay the Fifth Floor Tenant Increase Amount, which request must be made, if at all, by delivering to Landlord a letter in the form attached as Exhibit C hereto executed by an authorized officer of Tenant pursuant to Section 4.3 no later than thirty (30) days after Landlord’s delivery of the invoice for such Fifth Floor Tenant Increase Amount. For clarification purposes, Tenant will not be obligated to submit a separate Fund Request (as defined in the Work Letter) for any of the Additional TI Allowance that Tenant requests to be applied to the cost of the Fifth Floor Tenant Improvements in accordance with this paragraph. The Fifth Floor Tenant Contribution and any Fifth Floor Tenant Increase Amount shall be deemed Rent for all purposes under this Lease, and if Tenant fails to timely deposit the Fifth Floor Tenant Contribution with Landlord by the Tenant Contribution Deadline or fails to timely pay any Fifth Floor Tenant Increase Amount (or fails to timely request that any remaining and available Additional TI Allowance be applied to such Fifth Floor Tenant Increase Amount) within thirty (30) days after delivery of an invoice therefor, as required by this paragraph, then it shall constitute a default in the payment of Rent pursuant to Section 31.4(b) below (in each case, a “Fifth Floor Tenant Contribution Rent Default”), and in addition to (and not in limitation of) all of the rights and remedies set forth in this Lease for nonpayment of Rent, which will be available to Landlord for a Fifth Floor Tenant Contribution

Rent Default under Article 31 of this Lease, at law or in equity (including, but not limited to, the right to assess interest at the Default Rate and the right to assess a late charge), Landlord may elect, in its sole and absolute discretion, to immediately stop all work on the Fifth Floor Tenant Improvements and shall have no obligation to construct the Fifth Floor Tenant Improvements unless and until Tenant cures such Fifth Floor Tenant Contribution Rent Default. For clarification purposes, any increase over and above the Fifth Floor Budgeted TI Cost arising from any Fifth Floor Tenant Contribution Rent Default shall be a Fifth Floor Tenant Increase Amount, for which Tenant shall be solely liable and responsible pursuant to this paragraph. Tenant’s total obligation for the cost of the Fifth Floor Tenant Improvements shall equal the Fifth Floor Tenant Contribution plus any Fifth Floor Tenant Increase Amounts. Time shall be of the essence with respect to each and every time period and deadline set forth in this paragraph, and in no event shall any of such time periods or deadlines be extended for any reason whatsoever, including any event of Force Majeure. No sums are owed to Landlord for Landlord’s oversight or review of the Fifth Floor Tenant Improvements.

4.2.    Tenant shall cause the work required of Tenant (the “Second Floor Tenant Improvements”, and together with the Fifth Floor Tenant Improvements, collectively, the “Tenant Improvements”) described in the Work Letter to be constructed in the Second Floor Premises pursuant to the Work Letter at Tenant’s sole cost and expense; provided Landlord shall provide a tenant improvement allowance to Tenant in connection with the Second Floor Tenant Improvements not to exceed (a) One Million One Hundred Seventy-Four Thousand Nine Hundred Sixty-Two and 32/100 Dollars ($1,174,962.32) (based upon $84.07 per square foot of Rentable Area (as defined below) of the Second Floor Premises) (the “Second Floor TI Allowance”). The Second Floor TI Allowance shall be provided to Tenant in connection with the Second Floor Tenant Improvements in the manner set forth in Section 7.1 of the Work Letter. No sums are owed to Landlord for Landlord’s oversight or review of the Second Floor Tenant Improvements other than the project review fee referenced in Section 4.3 below.

4.3.    Tenant, may request from Landlord, and, if properly requested by Tenant pursuant to Section 4.1, Landlord shall make available to Tenant, an additional tenant improvement allowance not to exceed an aggregate amount of One Million Three Hundred Fifty-Three Thousand Two Hundred and Eighty and 00/100 Dollars ($1,353,280.00) (based upon $40.00 per square foot of Rentable Area of the Premises) (the “Additional TI Allowance”) to be applied to the cost of construction of the Fifth Floor Tenant Improvements pursuant to the terms and conditions of Section 4.1. Landlord shall not be obligated to expend any portion of the Additional TI Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit C hereto executed by an authorized officer of Tenant as set forth in Section 4.1. The Second Floor TI Allowance and the Additional TI Allowance may be applied to the costs of (m) construction, (n) project review by Landlord (which fee shall equal Eighty-Five Thousand Dollars ($85,000.00)), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant

Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the Second Floor TI Allowance or the Additional TI Allowance be used for (i) the cost of work that is not authorized by the Second Floor Approved TI Plans or the Fifth Floor Approved TI Plans (each term as defined in the Work Letter) or otherwise approved in writing by Landlord, (ii) payments to Tenant or any affiliates of Tenant, (iii) the purchase of any furniture, personal property or other non-building system equipment, (iv) costs arising from any default by Tenant of its obligations under this Lease or (v) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

4.4.    The Second Floor TI Allowance and the Additional TI Allowance, if requested by Tenant, are referred to collectively herein as the “TI Allowance”. Landlord, separate from the TI Allowance, shall provide Tenant with a space planning allowance of up to Five Thousand Seventy-Four and 80/100 Dollars ($5,074.80) (based upon $0.15 per square foot of Rentable Area of the Premises) for Tenant’s architect to prepare test fit plans (the “Space Fit Allowance”), which Landlord shall pay directly to Saba Architects. Tenant acknowledges and agrees that all other design work shall be funded by Tenant at its sole cost and expense, or, as applicable, from the TI Allowance.

4.5    Tenant will contract for, and shall be solely liable and responsible for, the cost of the Second Floor Tenant Improvements, except that Landlord shall make the Second Floor TI Allowance available as required under this Lease and pursuant to the procedures described in the Work Letter. To the extent that the total projected cost of the Second Floor Tenant Improvements (as projected by Landlord) exceeds the Second Floor TI Allowance (such excess, the “Second Floor Excess TI Costs”), Tenant shall pay the costs of the Second Floor Tenant Improvements on a pari passu basis with Landlord as such costs are paid, in the proportion of such Second Floor Excess TI Costs payable by Tenant to the Second Floor TI Allowance payable by Landlord.

4.6    Tenant shall have until July 31, 2020 (the “TI Deadline”), to submit Fund Requests (as defined in the Work Letter) to Landlord for disbursement of the unused portion of the Second Floor TI Allowance, after which date Landlord’s obligation to fund any of the TI Allowance shall expire (except with respect to any amounts of the Second Floor TI Allowance for which Tenant has properly submitted a Fund Request by the TI Deadline). In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease. Base Rent shall be increased to include the amount of the Additional TI Allowance disbursed by Landlord in accordance with this Lease amortized over the initial Term at a rate of eight and five hundredths percent (8.5%) annually. The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of the Term Commencement Date and, if such determination does not reflect use by Tenant of all of the Additional TI Allowance, shall be determined again as of the TI Deadline, with Tenant paying (on the next succeeding day that Base Rent is due under this Lease (the “TI True-Up Date”)), Any underpayment of the further adjusted Base Rent for the period beginning on the Term Commencement Date and ending on the TI True-Up Date shall be paid to Landlord by Tenant within thirty (30) days of invoice from Landlord.

4.7.    Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and such entry shall be subject to all the terms and conditions of this Lease.

4.8.    Tenant shall pay all utility charges, together with any fees, surcharges and taxes thereon for (i) with respect to the Fifth Floor Premises, the period beginning on the Term Commencement Date, and (ii) with respect to the Second Floor Premises, the date that Tenant first accesses the Second Floor Premises for the purpose of performing the Second Floor Tenant Improvements after the Execution Date.

4.9.    Tenant shall pay or reimburse Landlord, at Tenant’s sole cost and expense, for all development related fees and assessments imposed on the Project by any governmental authority in connection with Tenant’s construction and performance of the Second Floor Tenant Improvements.

5.    Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date, and (b) Landlord shall have no obligation to alter or repair the Premises for Tenant’s occupancy or construct any improvements or otherwise prepare the Premises for Tenant’s occupancy, except that Landlord will perform the Fifth Floor Tenant Improvements to the extent required by this Lease, and will pay for the Fifth Floor Tenant Improvements subject to the terms of Section 4.1 (and subject to Tenant’s obligation to timely pay the Fifth Floor Tenant Contribution and any Fifth Floor Tenant Increase Costs), and except that Landlord will make available to Tenant the Second Floor TI Allowance, the Space Fit Allowance, and, if properly requested by Tenant pursuant to the terms of the Lease, the Additional TI Allowance, to the extent required by this Lease. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair; provided that Landlord shall be obligated to perform the Fifth Floor Tenant Improvements to the extent required by this Lease. If, for any reason, either the Second Floor Tenant Improvements or the Fifth Floor Tenant Improvements are not complete or Substantially Completed on the Term Commencement Date, the parties acknowledge and agree that (w) this Lease shall not be void or voidable, (x) such failure shall not be a condition precedent to or otherwise delay the Term Commencement Date or the commencement of Tenant’s obligation to pay Base Rent, Tenant’s Adjusted Share of Operating Expenses and the Property Management Fee for the Premises, (y) Tenant shall not be entitled to any additional abatement of Rent for the Premises or otherwise, and (z) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, if, after Landlord determines that the Fifth Floor Tenant Improvements are Substantially Complete (as defined in the Work Letter) and delivers possession of the Fifth Floor Premises to Tenant (the date upon which both shall have occurred, the “Fifth Floor Delivery Date”). Tenant delivers to Landlord, no later than the date that is sixty (60) days after the Fifth Floor Delivery Date (the

“Deficiency Notice Deadline”), time being of the essence, written notice describing in reasonable detail a failure of the Fifth Floor Tenant Improvements to be Substantially Complete (such notice, a “Deficiency Notice”), then Landlord shall perform the work necessary to cure such failure at Landlord’s sole cost, which cost shall not be included in, or pass-through to Tenant as, Operating Expenses.

6.    Rentable Area.

6.1.    The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises (or a portion thereof), the Building or the Project, as applicable.

6.2.    The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

6.3.    The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

6.4.    The Rentable Area of the Project is the total Rentable Area of all buildings within the Project.

7.    Rent.

7.1.    Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3, subject to the abatement of Base Rent to the extent set forth in Section 8 below. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, each in advance on the first day of each and every calendar month during the Term.

7.2.    In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”), commencing on the Term Commencement Date and at times hereinafter specified in this Lease, notwithstanding any abatement of Base Rent, (a) Tenant’s Adjusted Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below), and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3.    Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America to the address set forth in Section 2.8 or, if Tenant elects to make payments of Rent by ACH, utilizing the wiring instructions to be provided by Landlord to Tenant from time to time, or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

7.4.    Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

8.    Abatement. Notwithstanding anything to the contrary contained herein and provided that no default by Tenant occurs hereunder beyond any applicable notice and cure period, Landlord hereby agrees that Tenant shall not be required to pay the monthly Base Rent for the first seven (7) months of the initial Term (provided that the monthly Base Rent to be abated does not include any increase in Base Rent attributable to Landlord’s disbursement of any Additional TI Allowance in accordance with this Lease) (the “Abatement Period”). The total amount of monthly Base Rent abated during the Abatement Period shall equal One Million, One Hundred Forty-Four Thousand, Six Hundred Forty-Nine and 31/100 Dollars ($1,144,649.31) (the “Abatement Amount”). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease, including, without limitation, all Additional Rent. In the event of a default by Tenant under the terms of this Lease that results in the termination of this Lease, then as a part of the recovery set forth in this Lease and in addition to any other remedies to which Landlord is entitled pursuant to Section 31 hereof, Landlord shall be entitled to the immediate recovery, as of the day prior to such termination, of the Abatement Amount that was abated under the provisions of this Section 8.

9.    Operating Expenses.

9.1     As used herein, the term “Operating Expenses” shall include the following to the extent paid or incurred by Landlord in connection with ownership and operation of the Project:

(a)    Government impositions, including property tax costs consisting of real and personal property taxes (including amounts due under any improvement bond upon the Building or the Project (including the parcel or parcels of real property upon which the Building, the other buildings in the Project and areas serving the Building and the Project are located)) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or arising from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof; and

(b)    All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, which shall include Project office rent at fair market rental for a commercially reasonable amount of space for Project management personnel, to the extent an office used for Project operations is maintained at the Project, plus customary expenses for such office, and costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including costs of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements, or as any Lender (as defined below) may require; costs of utilities furnished to the Common Area; sewer fees; cable television; trash collection; cleaning, including windows; heating, ventilation and air- conditioning (“HVAC”); maintenance of landscaping and grounds; snow removal; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping supplies, snow removal and other customary and ordinary items of personal property provided by Landlord for use in Common Area or in the Project office; capital expenditures for maintenance, repairs and replacements, but amortized over the useful life of such capital expenditure as reasonably determined by Landlord in accordance with generally accepted accounting principles; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws); costs to keep the Project in compliance with, or costs or fees otherwise required under or incurred pursuant to any CC&Rs (as defined below), including condominium fees; insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow truck drivers, handymen, and engineering/maintenance/facilities personnel.

(c)    Notwithstanding the foregoing, Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, taxes that are the personal obligation of Tenant or of another tenant of the Project, or fees and assessments imposed on the Project by any governmental authority as a condition of performing new construction within the Project after the Execution Date of this Lease (provided, however, that, development related fees and assessments imposed on the Project by any governmental authority in connection with Tenant’s construction and performance of the Second Floor Tenant Improvements shall be paid or reimbursed to Landlord by Tenant at Tenant’s sole cost and expense); any leasing commissions; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon loans to Landlord or secured by a loan agreement, mortgage, deed of trust, security instrument or other loan document covering the Project or a portion thereof (collectively, “Loan Documents”) (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); salaries of executive officers of Landlord; salaries of employees of Landlord above those performing property management and facilities management duties at the Project; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements that are provided for in Subsection 9.1(b)); taxes that are excluded from Operating Expenses by the express terms of the Lease; costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof; costs expressly excluded from Operating Expenses elsewhere in this Lease or that are charged to or paid by Tenant under other provisions of this Lease; professional fees and disbursements and other costs and expenses related to the ownership (as opposed to the use, occupancy, operation, maintenance or repair) of the Project; reserved, political contributions, fine art expenses, capital expenditures except to the extent expressly permitted under Section 9.1(b); and any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall, within thirty days after notice or invoice, pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Adjusted Share”). If Landlord allocates excess Operating Expenses to Tenant, Landlord shall use good faith, commercially reasonable, efforts to treat similarly situated tenants of the Project in a similar manner.

9.2     Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below), and (b) Landlord’s estimate of Tenant’s Adjusted Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(a)    The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant. Tenant shall pay the Property Management Fee in accordance with Section 9.2 with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof. During the Abatement Period (and any period of occupancy prior to the Term as further described in Section 9.5), the Property Management Fee shall be calculated as if Tenant were paying One Hundred Sixty-Three Thousand Five Hundred Twenty-One and 33/100 Dollars ($163,521.33) per month for Base Rent.

(b)    Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses, Tenant’s Adjusted Share of Operating Expenses, and the cost of providing utilities to the Premises for the previous calendar year (“Landlord’s Statement”). Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after receipt of an invoice therefor. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Adjusted Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany Landlord’s Statement with payment for the amount of such difference.

(c)    Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.

9.3.    Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce Dollar results substantially consistent with Landlord’s then-current practice at the Project. Landlord or an affiliate(s) of Landlord currently own or lease other property(ies) adjacent to the Project or its neighboring properties (collectively, “Neighboring Properties”). In connection with Landlord performing services for the Project pursuant to this Lease, similar services may be performed by the same vendor(s) for Neighboring Properties. In such a case, Landlord shall reasonably allocate to each Building and the Project the costs for such services based upon the ratio that the square footage of the Building or the Project (as applicable) bears to the total square footage of all of the Neighboring Properties or buildings within the Neighboring Properties for which the services are performed, unless the scope of the services performed for any building or property (including the Building and the Project) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed for each building or property (including the Building and the Project). Since the Project consists of multiple buildings, certain Operating Expenses may pertain to a particular building(s) and other Operating Expenses to the Project as a whole. Landlord reserves the right in its sole discretion to allocate any such costs applicable to any particular building within the Project to such building, and other such costs applicable to the Project to each building in the Project (including the Building), with the tenants in each building being responsible for paying their respective proportionate shares of their buildings to the extent required under their leases. Landlord shall allocate such costs to the buildings (including the Building) in a reasonable, good faith, non-discriminatory manner, and such allocation shall be binding on Tenant.

9.4     Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within ninety (90) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below. If, during such ninety (90)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Adjusted Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Adjusted Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”), but not books and records of entities other than Landlord. Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of the date that is seventy five (75) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Seattle Central Business District area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded, by five percent (5%) or more, what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review and the reasonable cost of the Accountant(s). In all other cases Tenant shall pay the cost of the Independent Review and the Accountant(s).

9.5     Tenant shall not be responsible for Operating Expenses with respect to any time period prior to the Term Commencement Date; provided, however, that (a) Tenant shall pay all costs of utilities provided to the Second Floor Premises from the date that Tenant first accesses the Second Floor Premises for the purpose of performing the Second Floor Tenant Improvements after the Execution Date and (b) if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date for the purpose of conducting Tenant’s business in the Premises, Tenant shall be responsible for Operating Expenses from such earlier date of possession (the Term Commencement Date or such earlier date, as applicable, the “Expense Trigger Date”); and provided, further, that Landlord may annualize certain Operating Expenses incurred prior to the Expense Trigger Date over the course of the budgeted year during which the Expense Trigger Date occurs, and Tenant shall be responsible for the annualized portion of such Operating Expenses corresponding to the number of days during such year, commencing with the Expense Trigger Date, for which Tenant is otherwise liable for Operating Expenses pursuant to this Lease. Tenant’s responsibility for Tenant’s Adjusted Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.

9.6.    Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.7.    In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building or Project, as applicable, to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10.    Taxes on Tenant’s Property.

10.1.    Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) its personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same at least twenty (20) days prior to delinquency.

10.2.    If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

10.3.    If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.2. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants at the Project shall not be included in Operating Expenses. If the records of the applicable governmental assessor’s office are available and sufficiently detailed to serve as a basis for determining whether such Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

11.    Security Deposit; Restoration Deposit.

11.1.    Tenant shall deposit with Landlord on or before the Execution Date the sum set forth in Section 2.7 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.

11.2.    In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3.    Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

11.4.    So long as Tenant has vacated the Premises in the manner and in the condition required by this Lease, has performed its maintenance and repair obligations under the Lease and has paid all sums required to be paid under this Lease, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease not resulting from a Default. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

11.5.    If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.6.    The Security Deposit may be in the form of cash, a letter of credit in accordance with requirements applicable to the L/C Security as set forth in this Lease, or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a)    If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is six (6) months after the then-current Term Expiration Date, a letter of credit in the form of Exhibit D issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then (i) Landlord shall with reasonable diligence complete any necessary calculations, (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s reasonable legal costs in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b)    If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c)    Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default (as defined below) exists, (ii) as of the date that is forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date that is one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals. Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days, (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)    Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e)    If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

11.7     Restoration Deposit. Tenant shall deposit with Landlord on or before the Execution Date, in addition to the Security Deposit, a separate deposit, which may be cash or, at Tenant’s option, a letter of credit (if a letter of credit, a “Restoration Deposit Letter of Credit”), in the amount of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00) (the “Restoration Deposit”), which shall be retained by Landlord upon the expiration, surrender or termination of this Lease (and if such Restoration Deposit is in the form of a Restoration Deposit Letter of Credit, Landlord may draw the full amount of such Restoration Deposit Letter of Credit upon the expiration, surrender or termination of this Lease). Except as expressly provided in Sections 24.4 and 25.5 of the Lease, Tenant acknowledges and agrees that no part of the Restoration Deposit shall be refundable to Tenant. Notwithstanding the foregoing, in the event that no monetary default (without reference to notice and cure periods) or material non-monetary default (beyond applicable notice and cure periods) of Tenant under this Lease then exists and Tenant timely and properly exercises the first Option to extend the Lease for five (5) years pursuant to Section 41 of this Lease, then (a) the Restoration Deposit shall be reduced to Eight Hundred Thousand and 00/100 Dollars ($800,000.00) (provided that if the Restoration Deposit is in the form of a Restoration Deposit Letter of Credit, such reduction shall be on the condition that Tenant delivers a replacement Restoration Deposit Letter of Credit in the amount of Eight Hundred Thousand and 00/100 Dollars to Landlord pursuant to the provisions below). Furthermore, in the event that no monetary default (without reference to notice and cure periods) or material non-monetary default (beyond applicable notice and cure periods) of Tenant under this Lease then exists and Tenant timely and properly exercises the second Option to extend the Lease for an additional five (5) years pursuant to Section 41 of this Lease, then the Restoration Deposit shall be further reduced to zero ($0.00) (in which case, if the Restoration Deposit is in the form of a Restoration Deposit Letter of Credit, Landlord shall return to Tenant the Restoration Deposit Letter of Credit). Tenant acknowledges and agrees that except as otherwise expressly provided herein, upon the expiration, surrender or termination of this Lease Landlord may draw upon the Restoration Deposit Letter of Credit and use the then balance of the Restoration Deposit without condition and at Landlord’s sole and absolute discretion. Except for Tenant’s Surrender Obligations (as defined in Section 18.2 of this Lease), which Tenant will be obligated to perform notwithstanding the Restoration Deposit, the Restoration Deposit is in lieu of any other Tenant restoration obligations with regard to the Premises. Regardless of whether Landlord draws upon and utilizes the Restoration Deposit, Tenant shall have no obligation to restore any or all of the Premises upon Lease expiration or termination except for Tenant’s Surrender. If the Restoration Deposit is in the form of a Restoration Deposit Letter of Credit, then such Restoration Deposit Letter of Credit shall satisfy the following conditions and requirements:

(a)    Tenant shall maintain the Restoration Deposit Letter of Credit, which shall be in the form of Exhibit D and issued by an issuer reasonably satisfactory to Landlord, in full force and effect throughout the Term and until the date that is six (6) months after the then-current Term Expiration Date, with an initial term of at least one year. Landlord may require the Restoration Deposit Letter of Credit to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the Restoration Deposit Letter of Credit is or may soon become insolvent; provided, however, Landlord shall return the existing Restoration Deposit Letter of Credit to the existing issuer immediately upon receipt of the substitute Restoration Deposit Letter of Credit. If any issuer of the Restoration Deposit Letter of

Credit shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute Restoration Deposit Letter of Credit issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the Restoration Deposit Letter of Credit, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). Tenant shall reimburse Landlord’s reasonable legal costs in handling Landlord’s acceptance of Restoration Deposit Letter of Credit or its replacement or extension.

(b)    Landlord may draw upon the Restoration Deposit Letter of Credit and use the then balance of the Restoration Deposit without condition and at Landlord’s sole and absolute discretion (i) upon the expiration, surrender or termination of this Lease (except as otherwise expressly provided herein), (ii) as of the date that is forty-five (45) days before any Restoration Deposit Letter of Credit expires (even if such scheduled expiry date is after the Term Expiration Date), if Tenant has not delivered to Landlord an amendment or replacement for such Restoration Deposit Letter of Credit, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date that is one year after the then-current expiry date of the Restoration Deposit Letter of Credit, (iii) if the Restoration Deposit Letter of Credit provides for automatic renewals, and if Landlord asks the issuer to confirm the current Restoration Deposit Letter of Credit expiry date, and the issuer fails to do so within ten (10) business days, (iv) if Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the Restoration Deposit Letter of Credit, or (v) if the issuer of the Restoration Deposit Letter of Credit ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the Restoration Deposit Letter of Credit (and fails to permit drawing upon the Restoration Deposit Letter of Credit by overnight courier or facsimile).

(c)    Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under the Restoration Deposit Letter of Credit, even in connection with a purported violation by Landlord of this Lease. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement Restoration Deposit Letter of Credit simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the Restoration Deposit Letter of Credit that Landlord’s draw was erroneous.

(d)    If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the Restoration Deposit Letter of Credit naming Landlord’s grantee as substitute beneficiary. If the amount of the Restoration Deposit changes while the Restoration Deposit Letter of Credit is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the Restoration Deposit Letter of Credit.

12.    Use.

12.1    Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2    Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy (or its substantial equivalent) issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, and shall indemnify, defend (at the option of and with counsel reasonably acceptable to the indemnified party(ies)), save, reimburse and hold harmless (collectively, “Indemnify.” “Indemnity” or “Indemnification,” as the case may require) Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee, ground lessor or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term as a result of Tenant’s breach of this Section.

12.3    Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

12.4    Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant shall, upon termination of this Lease, return to Landlord all keys and access cards to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12.6.    No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills or items attached to windows that are visible from outside the Premises. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

12.7.    No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Signage shall conform to Landlord’s design criteria. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with requirements of Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of the Lease. Tenant shall be entitled to the following Building-standard signage (“Permitted Signage”) at Landlord’s sole cost and expense: (i) a listing of Tenant’s name in the Building’s main lobby directory tablet and (ii) directory signage on the Building’s 2nd and 5th floor elevator landing areas, and same shall be of a size, color and type and be located in a place acceptable to Landlord and in compliance with requirement of Applicable Law. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor.

12.8.    Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

12.9.    Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Project.

12.10.    Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral or unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment. Notwithstanding anything in this Lease to the contrary, Tenant may not install any security systems (including cameras) outside the Premises or that record sounds or images outside the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion.

12.11.    Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising from or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall Indemnify the Landlord Indemnitees from and against any Claims arising from any such failure of the Premises to comply with the ADA. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

12.12.    Tenant may only use the Building shafts to the extent depicted in Exhibit A attached hereto.

13.    Rules and Regulations, CC&Rs, Parking Facilities and Common Area.

13.1.    Tenant shall have the non-exclusive right, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit E, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion; provided, however, new rules and regulations promulgated after the Execution Date shall not materially increase Tenant’s Lease obligations nor shall they materially reduce Tenant’s Lease rights (the “Rules and Regulations”). Tenant shall and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the Rules and Regulations, as applicable. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations but shall enforce the Rules and Regulations in a good faith and non-discriminatory manner.

13.2.    This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property existing as of the Execution Date, including, without limitation, the Transportation Management Plan Imposed on Master Use Permit 2002080, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “CC&Rs”); provided, that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder. Tenant shall, at its sole cost and expense, comply with the CC&Rs.

13.3.    Tenant shall have a non-exclusive, irrevocable license to use, and Landlord shall make available to Tenant, parking spaces in the parking facilities serving the Project based on a ratio of one (1) parking space per one thousand (1,000) square feet of Rentable Area of the Premises, which is thirty-four (34) parking spaces as of the Term Commencement Date, on an unreserved basis with other tenants of the Project during the Term. Tenant shall be required to pay, simultaneously with payments of Base Rent as Additional Rent, for the parking spaces made available to Tenant the established parking rates for the Building, as adjusted from time to time, such monthly rental rate being Two Hundred Seventy-Five Dollars ($275.00) per parking space per month as of the Execution Date. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Landlord assumes no liability for damage or injuries, theft, collision, fire or damage of Tenant, its employees, customers and invitees and/or their vehicles and Landlord shall not be responsible for articles left in vehicles or for damages for loss of use of any vehicle.

13.4.    Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

13.5.    Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Project, Tenant shall have the non-exclusive right to access the freight loading dock, at no additional cost.

14.    Project Control by Landlord.

14.1.    Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building and other buildings within the Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project: install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project: and alter or relocate any other Common Area or facility, including private drives, lobbies, entrances and landscaping; provided, however, that such rights shall be exercised in a way that does not (i) materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises, and (ii) materially increase Tenant’s Lease obligations (including, without limitation, financial obligations). Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

14.2.    Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

14.3.    Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

14.4.    Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 14.4(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty- four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time. In connection with any such alteration, improvement or repair as described in Subsection 14.4(w). Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

15.    Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

16.    Utilities and Services.

16.1.    Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Adjusted Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings as part of the next Landlord’s Statement (or more frequently, as determined by Landlord) to reflect the actual cost of providing utilities to the Premises. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any utilities, then Tenant shall pay Landlord for Tenant’s Adjusted Share of such utilities to reflect such excess. In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building or Project (as applicable) to equal Landlord’s reasonable estimate of what such utility usage would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of the cost of such utilities. Tenant shall not be liable for the cost of utilities supplied to the Premises attributable to the time period prior to the Term Commencement Date; provided, however, that (a) Tenant shall be responsible for the cost of utilities for the Second Floor Premises from the date that Tenant first accesses the Second Floor Premises for the purpose of performing the Second Floor Tenant Improvements after the Execution Date and (b) if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date for the purpose of conducting Tenant’s business operations in the Premises other than placement of personal property, then Tenant shall be responsible for the cost of utilities supplied to the Premises from such earlier date of possession.

16.2.    Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to the party claiming Force Majeure); government regulations, moratoria or other governmental actions, inactions or delays; failures to grant consent or delays in granting consent by any Lender whose consent is required under any applicable Loan Document; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence (including any liability for consequential damages, opportunity costs or lost profits incurred or suffered by Tenant as a result thereof). In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records.

16.3.    Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.4.    Except as approved pursuant to the terms of the Work Letter, Tenant shall not, without Landlord’s prior written consent, use any device (including data processing machines) in the Second Floor Premises or the Fifth Floor Premises, respectively, that will in any way (a) increase the amount of heat, ventilation, air conditioning, air exchange, gas, steam, electricity or water required or consumed in the Second Floor Premises or the Fifth Floor Premises, as applicable, above the Second Floor Premises’ or the Fifth Floor Premises’ individual proportionate share (based on relative square feet of Rentable Area) of the existing capacity of the Building or the Project usually furnished or supplied for the Permitted Use, or (b) exceed the Second Floor Premises’ or the Fifth Floor Premises’ individual proportionate share (based on relative square feet of Rentable Area) of the Building’s or Project’s capacity to provide such utilities or services.

16.5.    If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.6.    Landlord shall provide water in Common Area for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water provided to the Common Area for any purpose other than ordinary lavatory purposes, Landlord may install a water meter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term. If Landlord installs a Tenant Water Meter, Tenant shall pay for water consumed, as shown on such meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

16.7.    Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence. Notwithstanding the foregoing, to the extent reasonable based on the circumstances at the time, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s access to, or use of, the Premises while exercising Landlord’s reserved rights.

16.8.    Tenant shall only be entitled to use up to its proportionate share of power from the existing stand-by power generator for the Building (the “Building Generator”) (after deducting any power from the Building Generator required for the Building Common Area and Project Common Area) on a non-exclusive basis with other Tenants in the Building for Tenant’s equipment in the Premises; provided that such use shall be subject to any power from the Building Generator required for the Building Common Area and Project Common Area. The cost of maintaining, repairing and replacing the Building Generator shall constitute Operating Expenses. Landlord expressly disclaims any warranties with regard to the Building Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall maintain the Building Generator and any equipment connecting the Building Generator to Tenant’s automatic transfer switch in good working condition, provided, however, that Tenant shall be solely responsible, at Tenant’s sole cost and expense, (and Landlord shall not be liable) for installing, maintaining and operating Tenant’s automatic transfer switch and the distribution of power from Tenant’s automatic transfer switch throughout the Premises, and provided further that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance of the Building Generator that is an obligation of Landlord unless and except to the extent that Landlord willfully fails to make such repairs or perform such maintenance and such failure persists for an unreasonable time after Tenant provides Landlord with written notice of the need for such repairs or maintenance. In connection with the foregoing, Landlord’s obligation to so repair and maintain the Building Generator shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant. Upon receipt of such written notice, Landlord shall promptly commence to cure such failure and shall diligently prosecute the same to completion in accordance with Section 31.12 of this Lease. The provisions of Section 16.2 of this Lease shall apply to the Building Generator. As part of the Second Floor Tenant Improvements and in accordance with the Work Letter, Landlord has approved the installation of other equipment to provide emergency power to the Premises, including an emergency generator, in the location shown on Exhibit H hereto, and with regard to same, Tenant shall perform such installation at its sole cost and shall assume any and all risk and liability therefor, and Landlord shall have no obligation, risk or liability whatsoever with respect to such additional emergency generator, including any obligation to install, operate, maintain or repair such additional emergency generator or to ensure that such emergency generator provides emergency power. The installation of such additional equipment shall constitute Second Floor Tenant Improvements.

16.9.    For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year; and Tenant shall comply with any other energy usage or consumption requirements required by Applicable Laws. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers, and Tenant shall pay Landlord a fee of Five Hundred Dollars ($500) per month to collect such utility usage information. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.    Alterations.

17.1.    Tenant shall make no alterations, additions or improvements, other than the Second Floor Tenant Improvements, in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval may be subject to the consent of one or more Lenders, if required under any applicable Loan Document, but which approval Landlord shall not otherwise unreasonably withhold; provided, however, that, in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, the roof, the foundation or slab, foundation or slab systems (including barriers and subslab systems) or the core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, HVAC, electrical, security, life safety and power, then Landlord may withhold or condition its approval in its sole and absolute discretion. Notwithstanding the foregoing, or anything to the contrary in this Lease, any work referenced in the Work Letter as initial Tenant Improvements, whether performed by Landlord or Tenant, shall be governed solely by the Work Letter and not by the terms of this Section 17 (other than Sections 17.7, 17.8 and 17.9), which such terms are not applicable to the initial Tenant Improvements except to the extent expressly incorporated into the Work Letter. Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s reasonable discretion, subject to the last sentence of this Section 17.1. In seeking Landlord’s approval, Tenant shall provide Landlord, at least thirty (30) days in advance of the desired commencement date of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request, provided that Tenant shall not commence any such Alterations that require Landlord’s consent unless and until Tenant has received the written approval of Landlord and any and all Lenders whose consent is required under any applicable Loan Document. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in lab areas.

17.2.    Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3.    Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

17.4.    Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors as Alterations shall be done at such times and in such manner as Landlord may reasonably designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, as well as a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.

17.5.    Before commencing any Alterations, Tenant shall (a) give Landlord at least thirty (30) days’ prior written notice of the proposed commencement of such work and the names and addresses of the persons supply labor or materials therefor so that Landlord may enter the Premises to post and keep posted thereon and therein notices or to take any further action that Landlord may reasonably deem proper for the protection of Landlord’s interest in the Project and (b) shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work.

17.6.    Tenant shall repair any damage to the Premises arising from Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7.    The Premises plus any Alterations; Signage; Tenant Improvements; attached equipment, decorations, fixtures and trade fixtures; movable laboratory casework and related appliances; and other additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall at all times remain the property of Landlord, shall remain in the Premises and shall remain as property of Landlord upon Lease expiration or earlier termination and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease; provided, however, (i) the items listed on Exhibit F attached hereto (which Exhibit F may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent) constitute “Tenant’s Property” and may be removed by Tenant during the Term, provided Tenant shall remove the same upon the expiration or earlier termination of the Lease, and (ii) Landlord may reasonably condition approval of Alterations requiring Landlord consent (but not including the Tenant Improvements), upon Tenant’s removal of same prior to Lease expirtion or earlier termination, provided Landlord notes said requirement in writing at the time Landlord provides consent for such Alterations.

17.8.    Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises in which any Lender has a security interest or as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.9.    If Tenant shall fail to remove any of its property from the Premises prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such personal property.

17.10.    Tenant shall pay to Landlord an amount equal to two and one-half percent (2.5%) of the cost to Tenant of all Alterations requiring Landlord consent, but not including the initial Tenant Improvements work, which is subject only to the fee required by Section 4.3 herein above, to cover Landlord’s overhead and expenses for plan review, engineering review, coordination, scheduling and supervision thereof or obtaining any required Lender consent. For purposes of payment of such sum, Tenant shall, within thirty (30) days after substantial completion of an Alteration project for which Landlord consent was required, submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays arising from such faulty work, or by reason of inadequate clean-up.

17.11.    Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations, together with reasonable supporting documentation and any other information or documentation reasonably requested by Landlord. Landlord shall not publish or distribute such information, but may disclose it to Landlord’s affiliates and their respective employees, officers, directors, shareholders, partners, members, attorneys, accountants, advisors, lenders and agents with a legitimate business reason for needing the information, or as required by Applicable Laws.

17.12.    Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.13.    Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.

18.    Repairs and Maintenance.

18.1.    Landlord shall repair and maintain the structural and exterior portions and Common Area of the Building and the Project, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; fire sprinkler systems (if any); base Building HVAC systems up to the first damper or isolation valve that serves the Premises (for purposes of clarity, the portion of the HVAC system that includes such first damper or isolation valve and extends into and through the Premises, and any supplemental HVAC serving the Premises shall not be part of the base Building HVAC and shall be Tenant’s obligation to maintain and repair pursuant to Section 18.2 below); elevators; and base Building electrical systems installed or furnished by Landlord.

18.2.    Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises (including but not limited to the portion of the HVAC system that includes the first damper or isolation valve and extends into and through the Premises, any supplemental HVAC serving the Premises, and any other systems or equipment exclusively serving the Premises) and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted, and shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests. Tenant shall, upon the expiration or sooner termination of the Term, vacate and surrender the Premises to Landlord in broom-clean and vacant condition, with Tenant’s Property removed consistent with the terms of Section 17.7, and any damage caused by removal of Tenant’s Property repaired, and shall, at Landlord’s request and al Tenant’s sole cost and expense, cure all violations of Tenant’s obligations under the first sentence of Section 18.2 and remove all of Tenant’s telephone and data systems and their associated wiring and equipment from the Premises, and repair any damage to the Premises caused thereby (collectively, the “Surrender Obligations”), notwithstanding any Restoration Deposit. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter.

18.3.    Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Notwithstanding the foregoing, in no event shall Landlord be liable for any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant in connection with the foregoing. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

18.4.    If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

18.5.    This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6.    Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses. Notwithstanding the foregoing, to the extent that the cost of such repairs and maintenance arising from Tenant’s acts, neglect, fault or omissions (but not gross negligence or willful misconduct) exceeds the limits of any insurance maintained or required to be maintained by Tenant pursuant to this Lease but are covered by insurance maintained or required to be maintained by Landlord under this Lease, then Landlord shall file a claim for such excess pursuant to Landlord’s insurance and Tenant shall reimburse Landlord for the deductible therefor within thirty (30) days after receipt of an invoice therefor (or, if Landlord has not obtained or maintained the insurance it is required to obtain and maintain pursuant to this Lease, Landlord shall pay such excess, other than what the deductible would have been had Landlord obtained and maintained the requisite insurance, which Tenant shall pay to Landlord within thirty (30) days after receipt of an invoice therefor).

19.    Liens.

19.1.    Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising from work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Project for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after Tenant learns of the filing thereof, at Tenant’s sole cost and expense.

19.2.    Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall Indemnify the Landlord Indemnitees from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3.    In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20.    Estoppel Certificate. Each party shall, within ten (10) days after receipt of written notice from the other party, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G, or on any other form reasonably similar, certifying that: (a) this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) there arc not, to that party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statements may be relied upon by the requesting party and by any prospective purchaser or encumbrancer of all or any portion of the Property. In the event that Tenant fails to timely execute, acknowledge and deliver such statement as described in this Section 20, then Landlord shall deliver an additional notice to Tenant requesting that Tenant timely deliver such estoppel certificate; provided, however, that if Tenant fails to timely deliver such estoppel certificate within three (3) business days after such second (2nd) written notice from Landlord, Tenant accepts, acknowledges and agrees that it shall be conclusive upon Tenant that (i) this Lease is unmodified and in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance under this Lease, and (iii) as to the truth and accuracy of any other matters set forth in the estoppel certificate, in the form referenced in Exhibit G, submitted by Landlord.

21.    Hazardous Materials.

21.1.    Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or any holding over by Tenant hereunder (other than if such contamination results from (i) migration of Hazardous Materials from outside the Premises not arising from the acts or omissions of a Tenant Party or coming from property owned or leased by a Tenant Party or (ii) to the extent such contamination arises directly from Landlord’s gross negligence or willful misconduct) or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall Indemnify the Landlord Indemnitees from and against any and all Claims of any kind or nature, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This Indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Notwithstanding the foregoing, Landlord shall Indemnify the Tenant Parties from and against any and all Claims arising from the presence of Hazardous Materials at the Project in violation of Applicable Laws as of the Execution Date, unless placed, caused or exacerbated at the Project by a Tenant Party.

21.2.    Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws in the form of a Tier II form pursuant to Section 312 of the Emergency Planning and Community Right-to-Know Act of 1986 (or any successor statute) or any other form reasonably requested by Landlord, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials, in which case Tenant shall deliver updated Hazardous Materials documents (without Landlord having to request them) before or, if not practicable to do so before, as soon as reasonably practicable after the occurrence of the events in Subsection 21.2(m) or (n). For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any documents containing information of a proprietary nature, unless such documents contain a reference to Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

21.3.    Tenant represents and warrants to Landlord that it is not nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any Governmental Authority or (b) required to take any remedial action.

21.4.    At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.

21.5.    If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant

(or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

21.6.    Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

21.7.    Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27.

21.8.    As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority.

21.9.    Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29). In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Project in excess of New Tenant’s Pro Rata Share of the Building or the Project, as applicable, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than New Tenant’s Pro Rata Share of the Building or the Project, as applicable. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of fire control areas, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

22.    Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

22.1.    Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises unless properly vented in a manner approved by Landlord in Landlord’s reasonable discretion.

22.2.    If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Landlord may require Tenant to abate and vent all odors in a manner that goes beyond the requirements of Applicable Laws.

22.3.    Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

22.4.    Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall, as described in this Section 22, continue throughout the Term. Neither of Landlord’s approval of the Second Floor Tenant Improvements nor construction of the Fifth Floor Tenant Improvements shall preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

22.5.    If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may (but shall not be obligated to), without limiting Landlord’s other rights and remedies, (i) require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust or (ii) enter upon the Premises and make such installation of satisfactory odor control equipment without liability to Tenant for any loss or damage that may accrue to Tenant or its merchandise, fixtures or other property or to Tenant’s business by reason thereof. Notwithstanding the foregoing, Landlord shall not exercise its remedies set forth in clauses (i) or (ii) above if Tenant commences to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand (with evidence satisfactory of such commencement delivered to Landlord) and thereafter diligently prosecutes the same to completion; provided, that such installation is completed no later than thirty (30) days after Tenant’s receipt of such demand from Landlord, and provided, further, that if such installation is not completed no later than thirty (30) days after Tenant’s receipt of such demand from Landlord, then Landlord may elect to exercise its remedies set forth in either or both of clauses (i) and (ii). All sums reasonably disbursed, deposited or incurred by Landlord in connection with such installation shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest at the Default Rate on such aggregate amount from the date of such demand until paid by Tenant. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord or enter upon the Premises and install such satisfactory odor control equipment at Tenant’s cost and expense.

23.    Insurance.

23.1.    Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, engineering costs or such other costs to the extent the same are not incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding. Workers’ Compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing. Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

23.2.    In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Project.

23.3.    Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located:

(a)    Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal &

advertising injury, and contractual liability with limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence, $2,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance; provided that such coverage is at least as broad as the primary coverages required herein.

(b)    Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto on behalf of Tenant or invited by Tenant (including those owned, hired, rented, leased, borrowed, scheduled or non-owned). Coverage shall be on a broad-based occurrence form in an amount not less than $2,000,000 combined single limit per accident for bodily injury and property damage. Such coverage shall apply to all vehicles and persons, whether accessing the property with active or passive consent. These limits may be met by use of excess and/or umbrella liability insurance; provided that such coverage follows form with the underlying coverages required herein.

(c)    Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord pursuant to Section 23.1) and Tenant’s property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Tenant Improvements, Alterations or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as payees as their interests may appear as loss payee. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, earthquake, terrorism and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items with no co-insurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twenty-four (24) months.

(d)    Workers’ Compensation in compliance with all Applicable Laws or as may be available on a voluntary basis. Employer’s Liability must be at least in the amount of $1,000,000 for bodily injury by accident for each employee, $1,000,000 for bodily injury by disease for each employee, and $1,000,000 bodily injury by disease for policy limit.

(e)    Medical malpractice insurance at limits of not less than $1,000,000 each claim during such periods, if any, that Tenant engages in the practice of medicine or clinical trials involving human beings at the Premises.

(f)    Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $5,000,000 policy aggregate and for a period of two (2) years thereafter.

(g)    Umbrella/excess liability insurance with minimum limits of $5,000,000 per occurrence, $5,000,000 general aggregate and $5,000,000 products/completed operation aggregate. Such policies must provide excess coverage above all policies noted in this Section 23.3 that Tenant is required to obtain (other than any property insurance policy). Coverage shall be at least as broad as the underlying coverages.

(h)    The insurance coverages required in Exhibit B-l in connection with all construction by Tenant or on behalf of Tenant at the Premises (including the Second Floor Tenant Improvements and any Alterations).

23.4.    The insurance required of Tenant by this Article shall be with companies at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance evidencing all coverages required herein to Landlord. Landlord reserves the right to require complete, certified copies of all required insurance policies including any endorsements. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from Tenant or its insurers (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, on the date of expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent. Commercial General Liability. Commercial Automobile Liability, Umbrella Liability and Pollution Legal Liability insurance as required above shall name Landlord, BioMed Realty LLC, BioMed Realty, L.P., BRE Edison L.P., BRE Edison LLC, BRE Edison Holdings L.P., BRE Edison Holdings LLC. BRE Edison Parent L.P. and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.

23.5.    In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.

23.6.    Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.7.    Tenant, on behalf of itself and its insurers, hereby waives any and all rights of recovery against the Landlord Parties with respect to any loss, damage, claims, suits or demands, howsoever caused, that are covered, or should have been covered, by valid and collectible workers’ compensation, employer’s liability insurance and other liability insurance required to obtained and carried by Tenant pursuant to this Article, including any deductibles or self-insurance maintained thereunder. Tenant agrees to endorse the required workers’ compensation, employer’s liability and other liability insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the Landlord Parties for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Such waivers shall continue so long as Tenant’s insurers so permit. Any termination of such a waiver shall be by written notice to Landlord, containing a description of the circumstances hereinafter set forth in this Section. Tenant, upon obtaining the policies of workers’ compensation, employer’s liability and other liability insurance required or permitted under this Lease, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Tenant shall notify Landlord of such conditions. In addition, each of Landlord and Tenant, on behalf of itself and its insurers, hereby waives all rights of subrogation against the other party or such other party’s insurers with respect to any Claims covered by any other insurance policies required to be obtained and maintained by the non-waiving party pursuant to this Lease, or that would have been covered had the non-waiving party obtained and maintained such policies, except to the extent of the non-waiving party’s gross negligence or willful misconduct.

23.8.    Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project.

23.9.    In addition to other insurance required by this Lease to be carried by Tenant, if Tenant sells, merchandises, transfers, gives away or exchanges so-called “alcoholic liquors” in, upon or from any part of the Premises, then Tenant shall, at Tenant’s sole cost and expense, purchase and maintain in full force and effect during the Term dram shop insurance in form and substance satisfactory to Landlord, with total limits of liability for bodily injury, loss of means of support and property damage for each occurrence in an amount and with a carrier reasonably acceptable to Landlord, and otherwise in compliance with the general provisions of this Article governing the provision of insurance by Tenant. Such policy shall name Landlord and the Landlord Parties as additional insureds against any liability by virtue of Applicable Laws concerning the use, sale or giving away of alcoholic liquors. If at any time such insurance is for any reason not in force, then during all and any such times no selling, merchandising, transferring, giving away or exchanging of so-called “alcoholic liquors” shall be conducted by Tenant in, upon or from any part of the Premises.

23.10.    Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.

23.11.    The provisions of this Article shall survive the expiration or earlier termination of this Lease.

24.    Damage or Destruction.

24.1.    In the event of a partial destruction of (a) the Premises, (b) the Building, (c) the Common Area or (d) the Project ((a)-(d) collectively, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (w) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, (x) Landlord shall receive insurance proceeds from its insurer or Lender sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), (y) the repair, reconstruction or restoration of the Affected Areas is permitted by all applicable Loan Documents or otherwise consented to by any and all Lenders whose consent is required thereunder and (z) such casualty was not intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2.    In the event of any damage to or destruction of the Building or the Project other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction. In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within twelve (12) months after the date of such casualty, (b) subject to Section 24.6, the

Affected Areas are not actually repaired, reconstructed and restored within twelve (12) months after the date of such casualty, or (c) the damage and destruction occurs within the last twelve (12) months of the then-current Term, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c) above, no later than fifteen (15) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than fifteen (15) days after such twelve (12) month period (as the same may be extended pursuant to Section 24.6) expires. If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration. If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease in its entirety by giving Landlord written notice within two (2) business days after the expiration of such thirty (30) day period. If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

24.3.    As soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings. Additionally, Landlord shall give written notice to Tenant as soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

24.4.    Solely in the event that (1) Landlord terminates this Lease under any provision of this Article 24 and (2) such casualty is not caused by or arises due to the actions or omissions of Tenant or Tenant’s agents, employees, invitees or contractors, then (i) Landlord shall return the full Restoration Deposit within ten (10) business days after termination, and (ii) the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof. Upon any termination of this Lease under any provision of this Article 24, the unapplied portion of the Security Deposit shall be withheld or released pursuant to the terms and conditions of Section 11 of this Lease.

24.5.    In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the amount of Rent that is received by Tenant as part of the business interruption or loss of rental income with respect to the Premises from the proceeds of business interruption or loss of rental income insurance.

24.6.    Notwithstanding anything to the contrary contained in this Article, (a) Landlord shall not be required to repair, reconstruct or restore any damage or destruction to the extent that Landlord is prohibited from doing so by any applicable Loan Document or any Lender whose consent is required thereunder withholds its consent, and (b) should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure or delays caused by a Lender or Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis for up to one hundred eighty (180) days; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repairs, reconstruction and restoration.

24.7.    If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant; provided, however, Landlord Parties shall release any and all interest in Tenant’s insurance proceeds required for Tenant to perform such work, unless Tenant is then in default. In the event Tenant has elected to upgrade certain improvements from the Building Standard. Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Project.

24.8.    Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs: (a) during the seventh (7th) through twelfth (12th) months prior to the expiration of the Term and the Damage Repair Estimate indicates that more than thirty (30) days will be required for such repair, reconstruction or restoration, or (b) during the last six (6) months of the Term.

24.9.    Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas, and shall be conditioned upon Landlord receiving any permits or authorizations required by Applicable Laws. Tenant shall, al its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

24.10.    This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

25.    Eminent Domain.

25.1.    In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2.    In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (a) items occurring prior to the taking and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s reasonable determination, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

25.3.    To the extent permitted under all applicable Loan Documents or otherwise consented to by any and all Lenders whose consent is required thereunder, Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4.    If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its reasonable discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant. Notwithstanding anything to the contrary contained in this Article, Landlord shall not be required to restore the Affected Areas to the extent that Landlord is prohibited from doing so by any applicable Loan Document or any Lender whose consent is required thereunder withholds its consent.

25.5.    Solely in the event that (1) the whole of all Affected Areas shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking or (2) Landlord terminates this Lease under any provision of this Article 25, then (i) Landlord shall return the full Restoration Deposit within ten (10) business days after termination, and (ii) the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof. Upon any termination of this Lease under any provision of this Article 25, the unapplied portion of the Security Deposit shall be withheld or released pursuant to the terms and conditions of Section 11 of this Lease.

25.6    This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

26.    Surrender.

26.1.    At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2.    No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.3.    The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4.    The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27.    Holding Over.

27.1.    If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7 and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Additional Rent and Tenant’s Adjusted Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2.    Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) if Tenant remains in possession of the Premises for at least ten (10) days after the expiration or earlier termination of the Term without Landlord’s prior written consent, Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

27.3.    Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4.    The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

27.5.    The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28.    Indemnification and Exculpation.

28.1.    Tenant agrees to Indemnify the Landlord Indemnitees from and against any and all Claims of any kind or nature, real or alleged, arising from (a) injury to or death of any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project (with respect to the Fifth Floor Premises, from and after the Term Commencement Date, and with respect to the Second Floor Premises, from and after the date that Tenant first accesses the Second Floor Premises for the purpose of performing the Second Floor Tenant Improvements after the Execution Date), arising directly or indirectly out of (i) the presence at or use or occupancy of the Premises or Project by a Tenant Party or (ii) an act or omission (where there was a duty to act) on the part of any Tenant Party, (b) a default by Tenant in the performance of any of its obligations hereunder (beyond applicable notice and cure periods), or (c) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or Project, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent directly arising from Landlord’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

28.2.    Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses arising from fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise expressly provided herein (including, without limitation, Section 27.2). (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1, in no event shall Landlord or Tenant be liable to the other for any consequential or indirect damages (including lost profits), and in no case shall either party be liable to the other for special or punitive damages arising from this Lease (provided that this Subsection 28.2(z) shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

28.3.    Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party unless said third party was acting by, through or at the direction of Landlord.

28.4.    Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses arising from criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

28.5.    The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28.6.    The Indemnity from Tenant in this Article is intended to specifically cover actions brought by Tenant’s own employees, with respect to acts or omissions during the term of this Lease. In that regard, with respect to Landlord, Tenant waives any immunity it may have under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete Indemnity from claims made by Tenant and its employees, to the extent of their negligence. If losses, liabilities, damages, liens, costs and expenses covered by Tenant’s Indemnity arise from the sole negligence of Landlord Parties or by the concurrent negligence of both Landlord and Tenant, or their respective employees, agents, contractors, invitees and licensees, then Tenant shall Indemnify Landlord only to the extent of any Tenant Parties’ negligence. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

29.    Assignment or Subletting.

29.1.    Except as hereinafter expressly permitted, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent, (which shall not be unreasonably withheld, conditioned or delayed by Landlord): (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting all or any portion of the Premises or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange). For purposes of the preceding sentence, “control” means (m) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (n) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s prior written consent, Tenant’s interest in this Lease or the Premises or any part thereof (i) to any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant (“Tenant’s Affiliate”), or (ii) to the surviving entity in the event of a merger, consolidation or restructuring of Tenant or to an entity that acquires all or substantially all of Tenant’s assets used in connection with the business operating by Tenant at the Building (each of (i) and (ii), an “Exempt Transfer”); provided that Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer to Tenant’s Affiliate and otherwise comply with the requirements set forth in the last sentence of this paragraph regarding such a Transfer; and provided, further, that (A) in connection with an assignment of this Lease to a Tenant’s Affiliate pursuant to clause (i) of this sentence, if such Tenant’s Affiliate has a net worth of less than One Hundred Seventy-Five Million and 00/100 Dollars ($175,000,000.00), then the assigning Tenant will execute a guaranty of the Tenant’s Affiliate’s obligations under this Lease (on Landlord’s customary lease guaranty form or another commercially reasonable lease guaranty form approved by Landlord), and (B) with respect to a Transfer pursuant to clause (ii) of this sentence, the person that will be the “Tenant” under this Lease after the Exempt Transfer has a net worth (as of both the day immediately prior to and the day immediately after the Exempt Transfer) of not less than One Hundred Seventy-Five Million and 00/100 Dollars ($175,000,000.00). For purposes of the immediately preceding sentence, “control” requires both (f) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (g) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord, unless such Transfer is an Exempt Transfer. Tenant and any transferee pursuant to an Exempt Transfer shall be obligated to comply with, and shall be subject to, the terms and conditions set forth in Section 29.2, the last two sentence of Section 29.3, Section 29.4 (except to the extent that Section 29.4 expressly excludes an Exempt Transfer), Section 29.5, Section 29.6, Section 29.8 and Section 29.9, notwithstanding the fact that the Transfer constitutes an Exempt Transfer.

29.2.    In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 40.2 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; copies of Hazardous Materials Documents for the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3.    Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to, among other things and without limitation the following factors which Tenant agrees shall all be factors on which Landlord may reasonably rely in determining whether or not to grant such consent: (a) the financial strength of Tenant and of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), and (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises. Landlord will not withhold its consent to a proposed Transfer that constitutes a sublease of the Premises solely on the basis that Tenant proposed to sublease a portion of the Premises (rather than the entire Premises. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer if (i) any applicable Loan Document prohibits such assignment, (ii) any Lender whose consent is required thereunder withholds its consent, or (iii) such transferee, assignee or sublessee is known generally to have a poor reputation, lacks financial qualifications, seeks a change in the Permitted Use, or jeopardizes, directly or indirectly, the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. Notwithstanding anything in this Lease to the contrary, if (1) any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (2) any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to withhold, withdraw or terminate its consent to any proposed transfer, assignment or subletting in Landlord’s sole and absolute discretion.

29.4.    The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a)    Tenant shall remain fully liable under this Lease. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

(b)    If Tenant or the proposed transferee, assignee or sublessee does not or cannot deliver the Required Financials, then Landlord may elect to have either Tenant’s ultimate parent company or the proposed transferee’s, assignee’s or sublessee’s ultimate parent company provide a guaranty of the applicable entity’s obligations under this Lease, in a form acceptable to Landlord, which guaranty shall be executed and delivered to Landlord by the applicable guarantor prior to the Transfer Date;

(c)    In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer;

(d)    Except in the event of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer. Such evidence shall include evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(e)    Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request not to exceed Five Thousand Dollars ($5,000);

(f)    Except with respect to an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent and other lease incentives actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(g)    The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(h)    Except with respect to an Exempt Transfer, Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(i)    Tenant shall not then be in default hereunder in any respect;

(j)    Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(k)    Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same (if Landlord has executed and delivered written consent to the same);

(l)    Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(m)    Landlord’s consent (or waiver of its rights) for any Transfer (if Landlord has so consented or waived its rights) shall not waive Landlord’s right to consent or refuse consent to any later Transfer;

(n)    Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(o)    Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5.    Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void.

29.6.    Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.7.    Reserved.

29.8.    If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

29.9.    In the event that Tenant enters into a sublease for the entire Premises in accordance with this Article that expires within two (2) days of the Term Expiration Date, the term expiration date of such sublease shall, notwithstanding anything in this Lease, the sublease or any consent to the sublease to the contrary, be deemed to be the date that is two (2) days prior to the Term Expiration Date.

30.    Subordination and Attornment.

30.1.    This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2.    Notwithstanding the foregoing, and although Section 30.1 is self-executing, Tenant shall, and covenants and agrees to, execute and deliver within fifteen (15) days after written demand from Landlord such further reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any Lender so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. For the avoidance of doubt, “Lenders” shall also include historic tax credit investors and new market tax credit investors.

30.3.    Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a Lender incident to the financing of the real property of which the Premises constitute a part.

30.4.    In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

30.5.    Upon written request by Tenant, Landlord shall, in good faith, request Lender’s form of subordination, non-disturbance and attornment agreement and shall provide it to Tenant upon receipt; provided that Landlord by so requesting makes no assurance regarding such agreement or the terms thereof, or the willingness of Lender to enter into and deliver same, and further that Landlord disclaims any liability or responsibility for the negotiation of any term or provision thereof, or for causing Lender to enter into or deliver same.

31.    Defaults and Remedies.

31.1.    Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2.    No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3.    If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4.    The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)    Tenant abandons or vacates the Premises or surrenders the Premises prior to stated expiration or earlier termination of the Term without Landlord’s prior written consent, with the intent to cease all operations at the Premises;

(b)    Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of (i) three (3) days after written notice thereof from Landlord to Tenant solely with respect to Tenant’s failure to timely pay the Fifth Floor Tenant Contribution or any monthly installments Rent and (ii) five (5) business days after written notice thereof from Landlord to Tenant solely with respect to Tenant’s failure to timely pay any and all other sums (other than monthly installments of Rent) which Tenant is obligated to pay to Landlord under this Lease;

(c)    Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than ten (10) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than ninety (90) days after Tenant’s receipt of written notice from Landlord;

(d)    Tenant makes an assignment for the benefit of creditors;

(e)    A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f)    Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g)    Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)    Tenant fails to deliver an estoppel certificate in accordance with Article 20 within the period required for performance, and fails to cure that breach within five (5) business days after notice from Landlord; or

(i)    Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice. The foregoing notice and cure provisions shall be inclusive of and not in addition to the notices and cure periods provided for in RCW 59.12, as now or hereafter amended, or any legislation in lieu or substitution thereof.

31.5.    In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a)    Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b)    Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c)    Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(i)    The sum of:

A.    The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

B.    The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

C.    The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

D.    Any other amount necessary to compensate Landlord for all the detriment arising from Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday); plus

E.    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws; or

(ii)    At Landlord’s election, as minimum liquidated damages in addition to any (A) amounts paid or payable to Landlord pursuant to Section 3l.5(c)(i)(A) prior to such election and (B) costs of restoring the Premises to the condition required under the terms of this Lease, an amount (the “Election Amount”) equal to either (Y) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (I) percentage point (the “Discount Rate”) or (Z) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

As used in Sections 31.5(c)(i)(A) and (B), “worth at the time of award” shall be computed by allowing interest at the Default Rate (as defined in Section 31.1 above). As used in Section 31.5(c)(i)(C), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Discount Rate.

31.6.    In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)    Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)    The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.7.    If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.8.    In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a)    First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)    Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)    Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)    Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.9.    All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding , any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant, except as required by Applicable Laws. Any such obligation imposed by Applicable Laws upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Project in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord. Landlord shall not be obligated to relet the Premises to (y) any Tenant’s Affiliate or (z) any party (i) unacceptable to a Lender, (ii) that requires Landlord to make improvements to or re-demise the Premises, (iii) that desires to change the Permitted Use, (iv) that desires to lease the Premises for more or less than the remaining Term or (v) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

31.10.    Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

31.11.    To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.12.    Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.13.    In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

32.    Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1.    Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2.    A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3.    A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4.    The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33.    Brokers.

33.1.    Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Hans Kemp and Robert M. Mooney of Flinn Ferguson (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

33.2.    Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

33.3.    Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4.    Tenant agrees to Indemnify the Landlord Indemnitees from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

34.    Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord.” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall (i) transfer to such transferee or credit against the applicable purchase price any Security Deposit and Restoration Deposit then held by Landlord and (ii) be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent. Tenant shall be entitled to pay Rent to Landlord’s Address for rent payments until such time as Landlord delivers written notice of transfer with a new rent payment address to Tenant pursuant to the delivery requirement of the Lease Notice clause.

35.    Limitation of Landlord’s Liability.

35.1.    If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.

35.2.    Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

35.3.    Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant as a result of a default or breach by Landlord under this Lease.

35.3.    Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36.    Intentionally Omitted.

37.    Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

Landlord guarantees, warrants and represents that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Landlord is constituted or to which Landlord is a party. In addition, Landlord guarantees, warrants and represents that none of (x) it. (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38.    Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or the contents of any documents, reports, surveys or evaluations related to the Project or any portion thereof or (b) provide to any third party an original or copy of this Lease (or any Lease-related document or other document referenced in Subsection 38(a)). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws, including without limitation SEC filings or similar, or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers, lenders, potential lenders, investors, potential investors and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

39.    Notices . Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) email transmission, so long as such email transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 39(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 39(a); (y) one (1) business day after deposit with a reputable international overnight delivery service provided deposit occurs prior to said company’s cut-off time for delivery of said notice on the day in which it is deposited, if given in accordance with Subsection 39(b); or (z) upon transmission, if given in accordance with Subsection 39(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10 or 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes. Notwithstanding anything to the contrary contained in this Section 39, Landlord and Tenant acknowledge and agree that any notice of default by either party to the other party shall not be delivered or transmitted by email transmission and any email transmittal of any such notice of default shall be null and void and of no force or effect.

40.    Miscellaneous.

40.1.    Landlord reserves the right to change the name of the Building or the Project in its sole discretion.

40.2.    To induce Landlord to enter into this Lease, Tenant agrees that it shall furnish to Landlord, from time to time, within thirty (30) days after receipt of Landlord’s written notice requesting, the most recent year-end unconsolidated financial statements reflecting Tenant’s current financial condition either audited by a nationally recognized accounting firm or certified by the CFO, or equivalent, of the company. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm or certified by the CFO, or equivalent, of the company. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. If Tenant fails to deliver to Landlord any financial statement within the time period required under this Section, then Tenant shall be required to pay to Landlord an administrative fee equal to One Thousand Dollars ($1,000) within five (5) business days after receiving written notice from Landlord advising Tenant of such failure (provided, however, that Landlord’s acceptance of such fee shall not prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity). Notwithstanding the foregoing, Tenant shall not be required to pay said late fee for the first instance in which financials are delivered late, provided Tenant delivers them within five (5) business days after notice from Landlord. The provisions of this Section shall not apply at any time while Tenant is a corporation whose shares are traded on any nationally recognized stock exchange or during any period prior thereto in which SEC regulations, or similar laws, prevent Tenant from complying with the requirements of this section.

40.3.    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40.4.    The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

40.5.    Neither party shall record this Lease. Landlord shall cooperate with Tenant to complete and record a Memorandum of this Lease, in customary form, if requested by Tenant in conjunction with the recording of an SNDA or similar instrument between Tenant and Landlord’s lender or ground lessor, on the condition that Tenant shall simultaneously execute and deliver to Landlord a notarized counterpart to an instrument reasonably acceptable to Landlord terminating such Memorandum of this Lease, which Landlord shall hold and may record upon any expiration or earlier termination of this Lease.

40.6.    Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The word “business day” means a calendar day other than any national or local holiday on which federal government agencies in King County, Washington are closed for business, or any weekend. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

40.7.    Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising from or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed). In addition, if Tenant is in breach or default of this Lease, Landlord shall, upon demand, be entitled to all reasonable attorneys’ fees and all other reasonable costs incurred in the preparation and service of any notice or demand hereunder, regardless of whether a legal action is subsequently commenced, or incurred in connection with any contested matter or other proceeding in bankruptcy court concerning this Lease.

40.8.    Time is of the essence with respect to the performance of every provision of this Lease.

40.9.    Reserved.

40.10.    Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

40.11.    Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

40.12.    Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

40.13.    Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs;

legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

40.14.    This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

40.15.    Tenant guarantees, warrants and represents that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

40.16.    This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

40.17.    No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

40.18.    No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

40.19.    To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising from or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

41.    Rooftop Installation Area

41.1.    Tenant may use those portions of the Building identified as a “Rooftop Installation Area” on Exhibit A attached hereto (the “Rooftop Installation Area”) solely to operate, maintain, repair and replace two (2) rooftop antennas (and mechanical equipment related thereto) installed by Tenant in the Rooftop Installation Area in accordance with this Article (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use.

41.2.    Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

41.3.    Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof arising from the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment arising from any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

41.4.    If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).

41.5.    Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

42.    Options to Extend Term. Tenant shall have two (2) options (each, an “Option”) to extend the Term by five (5) years each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1.    Base Rent at the commencement of each Option term shall equal ninety-five percent (95%) of the then-current fair market value for comparable office and laboratory space in the Seattle Central Business District and South Lake Union submarket of comparable age, quality, level of finish and proximity to amenities and public transit, and containing the systems and improvements present in the Premises as of the date that Tenant gives Landlord written notice of Tenant’s election to exercise such Option (“FMV”), and in each case shall be further increased on each annual anniversary of the Option term commencement date by three percent (3%). Tenant may, no more than fifteen (15) months prior to the date the Term is then scheduled to expire, request Landlord’s estimate of the FMV for the next Option term. Landlord shall, within thirty (30) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise an Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant market, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (d) Tenant’s creditworthiness and (e) the quality and location of the Building and the Project. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising an Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Seattle Central Business District and South Lake Union laboratory/research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the “JAMS”). The Baseball Arbitrator selected by the parties or designated by JAMS shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Seattle Central Business District and South Lake Union submarket and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. On a day determined by the Baseball Arbitrator each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV, along with not more than ten (10) pages of supporting documentation and/or other evidence or explanation. After reviewing the written materials the Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit additional evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and

Tenant and shall serve as the basis for determination of Base Rent payable for the applicable Option term. If, as of the commencement date of an Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the applicable Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

42.2.    The Option is not assignable separate and apart from this Lease.

42.3.    An Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least nine (9) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this Section.

42.4.    Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option:

(a)    During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b)    At any time after any Default as described in Article 31 of the Lease (provided, however, that, for purposes of this Section 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c)    In the event that Tenant has defaulted in the performance of its obligations under this Lease two (2) or more times during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise an Option, whether or not Tenant has cured such defaults.

42.5.    The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6.    All of Tenant’s rights under the provisions of an Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease two (2) or more times and a service or late charge under Section 31.1 has become payable for any such default, whether or not Tenant has cured such defaults.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-500 FAIRVIEW AVENUE LLC,

a Delaware limited liability company

By:	/s/ Kevin Simonsen
Name:	Kevin Simonsen
Title:	Senior Vice President, Senior Counsel & Secretary

TENANT:

LYELL IMMUNOPHARMA, INC.,
a Delaware corporation

By:
Name:
Title:

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-500 FAIRVIEW AVENUE LLC,

a Delaware limited liability company

By:
Name:	Kevin Simonsen
Title:	Senior Vice President, Senior Counsel & Secretary

TENANT:

LYELL IMMUNOPHARMA, INC.,
a Delaware corporation

By:	/s/ Akira Matsuno
Name:	Akira Matsuno
Title:	CFO: Head of Corporate Development

Signature Page

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT CIVIL CODE §1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California        }

                                       }

County of San Diego    }

On November 21, 2018, before me, Serina E. Roth, Notary Public, personally appeared *Kevin M. Simonsen**, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Serina E. Roth Signature of Notary Public	(Notary Seal)

TENANT ACKNOWLEDGMENTS

STATE OF Washington         )

                                                 ) ss.

COUNTY OF King                )

On this 26th day of November, 2018, before me personally appeared Akira Matsuno, to me known to be the CFO & Head of Corp. Development of LYELL IMMUNOPHARMA, INC., a Delaware corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned,.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Serina E. Roth (Signature of officer) Notary Public in and for the State of Washington, residing at 601 Union St. #4900 My commission expires: 12-04-19
(Use this space for notarial stamp/seal)

EXHIBIT A

PREMISES, ROOFTOP AREA AND SHAFT ALLOCATION

EXHIBIT A - SECOND FLOOR PREMISES

A
B
C
D
E
F
G
H
J
1
2
3
4
ELEVATOR
ELEVATOR
ELEVATOR

- PREMISES

EXHIBIT A - ROOF INSTALLATION AREAS

B1
B5
B6
B2
B4
B3
B7
SPACE ON WALLS RESERVED FOR TENANT ELECTRICAL PANELS, COORDINATE SPACE AS REQUIRED WITH BMR
C9
C8
C1
C4
C5
C7
C6
C3
C2
TENANT ALLOCATION FOR VRF CONDENSING UNITS COORDINATE UNIT SPACING AND PENETRATIONS THROUGH ROOF TO L7 WITH BMR

OAC

500 FAIRVIEW

TENANT ALLOCATION PLAN

ROOF

EXHIBIT A - SHAFT ALLOCATION

EXHIBIT A-l

PROPERTY

LOTS 4, 5 AND 6, BLOCK 5, SORENSON’S ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 1 OF PLATS, PAGE 218, RECORDS OF KING COUNTY, WASHINGTON;

EXCEPT THE EASTERLY 2.00 FEET THEREOF DEED FOR ALLEY PURPOSES TO THE CITY OF SEATTLE

BY DEED RECORDED UNDER RECORDING NUMBER 20150113000318;

SITUATED IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

A-1-1

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 27th day of November, 2018, by and between BMR-500 FAIRVIEW AVENUE LLC, a Delaware limited liability company, as landlord (“Landlord”), and LYELL IMMUNOPHARMA, INC., a Delaware corporation, as tenant (“Tenant”), and is attached to and made a part of that certain Lease dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 500 Fairview Avenue North, Seattle, Washington. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.    General Requirements.

1.1.    Authorized Representatives.

(a)    Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) John Moshy as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)    Tenant designates Akira Matsuno (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.    Second Floor Schedule. The schedule for design and development of the Second Floor Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Second Floor Schedule”). Tenant shall prepare the Second Floor Schedule so that it is a reasonable schedule for the completion of the Second Floor Tenant Improvements. The Second Floor Schedule shall clearly identify all activities requiring Landlord participation, including specific dates and time periods when Tenant’s contractor will require access to areas of the Project outside of the Second Floor Premises. As soon as the Second Floor Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Second Floor Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord disapproves the Second Floor

Schedule, then Landlord shall notify Tenant in writing of its objections to such Second Floor Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Second Floor Schedule. The Second Floor Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.    Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Fifth Floor Tenant Improvements shall be selected by Landlord in Landlord’s sole discretion; provided, however the parties agree that Turner Construction shall be the contractor for the Fifth Floor Tenant Improvements. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Second Floor Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in lab areas. All Tenant contracts related to the Second Floor Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Second Floor Tenant Improvements to Landlord at any time.

2.    Fifth Floor Tenant Improvements.

2.1.    Fifth Floor Tenant Improvement Plans. The Fifth Floor Tenant Improvements to be performed by Landlord pursuant to Article 4 of the Lease shall be performed by Landlord’s contractor, subject to Section 4.1 of the Lease, (a) in conformance with the Fifth Floor Approved TI Plans (subject only to Fifth Floor TI Changes (as defined below) approved in accordance with Section 2.2 below and Fifth Floor TI Permitted Changes (as defined below)), and (b) otherwise in compliance with the Lease and this Work Letter. Landlord has prepared and provided to Tenant, and Tenant has approved, and hereby approves, the final plans and specifications for the Fifth Floor Tenant Improvements listed in Schedule 2,1, and such plans and specifications, together with all change orders related thereto that are specifically permitted by this Work Letter, are referred to herein collectively as the “Fifth Floor Approved TI Plans.” The Fifth Floor Tenant Improvements shall be performed in accordance with Applicable Laws, in substantial conformance with the Fifth Floor Approved TI Plans (subject to Fifth Floor TI Changes approved in accordance with Section 2.2 below and Fifth Floor TI Permitted Changes); and the quality of the Fifth Floor Tenant Improvements shall be of a nature and character not less than the Building Standard.

2.2.    Changes to the Fifth Floor Tenant Improvements. Landlord or Tenant may make changes to the Fifth Floor Approved TI Plans (each, a “Fifth Floor TI Change”) in accordance with the provisions of this Article 2, which changes, if requested by Landlord, shall be subject to the written approval of Tenant, and if requested by Tenant, shall be subject to the written approval of Landlord, in accordance with this Work Letter.

(a)    Fifth Floor TI Change Order Request. Tenant’s consent shall not be required in connection with Fifth Floor TI Permitted Changes (as defined below) to the Fifth Floor Tenant Improvements. Other than Fifth Floor TI Permitted Changes, Landlord may request Fifth Floor TI Changes by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (an “Fifth Floor TI Change Request”), which Fifth Floor TI Change Request shall detail the nature and extent of any Fifth Floor TI Changes requested by Landlord, including any modification of the Fifth Floor Approved TI Plans necessitated by the Fifth Floor TI Change requested by Landlord. If the nature of a Fifth Floor TI Change requested by Landlord requires revisions to the Fifth Floor Approved TI Plans, then Landlord shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Fifth Floor Tenant Improvements as a result of such Fifth Floor TI Change requested by Landlord. Fifth Floor TI Change Requests requested by Landlord shall be signed by Landlord’s Authorized Representative. In addition, Tenant may request Fifth Floor TI Changes by notifying Landlord thereof by delivering to Landlord a Fifth Floor TI Change Request, which Fifth Floor TI Change Request shall detail the nature and extent of any Fifth Floor TI Changes requested by Tenant, including any modification of the Fifth Floor Approved TI Plans necessitated by the Fifth Floor TI Change requested by Tenant. Tenant shall be responsible for any increases in the cost of the Fifth Floor Tenant Improvements over and above the Fifth Floor Budgeted TI Cost as a result of such Fifth Floor TI Change requested by Tenant, and such increased cost shall constitute a Fifth Floor Tenant Increase Amount, which Tenant shall pay within thirty (30) days after receipt of any invoice therefor in accordance with Section 4.1 of the Lease. Fifth Floor TI Change Requests requested by Tenant shall be signed by Tenant’s Authorized Representative.

(b)    Tenant’s Approval of Fifth Floor TI Changes Requested by Landlord; Landlord’s Approval of Fifth Floor TI Changes Requested by Tenant. All Fifth Floor TI Change Requests requested by Landlord (other than Fifth Floor TI Permitted Changes) shall be subject to Tenant’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant shall have five (5) business days after receipt of an Fifth Floor TI Change Request from Landlord to notify Landlord in writing of Tenant’s approval or rejection of the Fifth Floor TI Change requested by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant of any Fifth Floor TI Change requested by Landlord. All Fifth Floor TI Change Requests requested by Tenant shall be subject to Landlord’s prior written approval which approval shall not to be unreasonably withheld, conditioned or delayed; provided, however, and without limitation, Landlord may condition approval for any Tenant requested Fifth Floor TI Change Request on Tenant’s payment of Fifth Floor Tenant Increase Amounts pursuant to the terms of Section 4.1 of the Lease.

(c)    Fifth Floor TI Permitted Changes. For purposes of this Work Letter, a “Fifth Floor TI Permitted Change” shall mean (i) minor field changes and (ii) changes required by a Governmental Authority.

3.    Second Floor Tenant Improvements. All Second Floor Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to the Second Floor TI Allowance) and in accordance with the Second Floor Approved TI Plans (as defined below), the Lease and this Work Letter. All material and equipment furnished by Tenant or its contractors as the Second Floor Tenant Improvements shall be new or “like new;” the Second Floor Tenant Improvements shall be performed in a first-class, workmanlike manner, in accordance with Applicable Laws; and the quality of the Second Floor Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Second Floor Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities. Tenant shall accomplish the Second Floor Tenant Improvements in such a manner as to permit any life safety systems to remain fully operable at all times, other than during the discrete period in which Tenant is tying its life safety systems for the Second Floor Premises into the Building’s life safety systems; provided, however, that in the event the Building’s life safety systems needs to be shut down in connection with Tenant tying its life safety systems into the Building’s life safety systems, such work may only be done with at least five (5) business days’ advance written notice by Tenant to Landlord and subject to the prior written approval of Landlord, and that, in any case, such shutdown is only a one-time occurrence that occurs outside of the Building’s normal business hours. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within sixty (60) days after final completion of the Second Floor Tenant Improvements, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Second Floor Tenant Improvements, together with reasonable supporting documentation and any other information or documentation reasonably requested by Landlord. Landlord shall not publish or distribute such information, but may disclose it to Landlord’s affiliates and their respective employees, officers, directors, shareholders, partners, members, attorneys, accountants, advisors, lenders and agents with a legitimate business reason for needing the information, or as required by Applicable Laws. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of the Second Floor Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

3.1.    Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Second Floor Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Second Floor Draft Schematic TI Plans”). As part of the Second Floor Tenant Improvements and in accordance with this Work Letter, Landlord has conceptually agreed that the Second Floor Tenant Improvements reflected in the Second Floor Draft Schematic TI Plans will include an air handler with exterior venting to service the manufacturing facility in the Second Floor Premises, in the location shown on Exhibit I hereto, and with regard to same, Tenant shall perform such installation at its sole cost and shall assume any and all risk and liability therefor, and Landlord shall have no obligation, risk or liability whatsoever with respect to such air handler, including any obligation to install, operate, maintain or repair such air handler or to ensure that such air handler functions properly. The Second Floor Draft Schematic TI Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and shall further refine the air handler components. Tenant shall provide Landlord with such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within fifteen (15) business days after receipt of the Second Floor Draft Schematic TI Plans whether Landlord approves or objects to the Second Floor Draft Schematic TI Plans and of the manner, if any, in which the Second Floor Draft Schematic TI Plans are unacceptable. Landlord’s failure to respond within such fifteen (15) business day period shall be deemed an approval by Landlord. If Landlord reasonably objects to the Second Floor Draft Schematic TI Plans, then Tenant shall revise the Second Floor Draft Schematic TI Plans and cause Landlord’s objections to be remedied in the revised Second Floor Draft Schematic TI Plans. Tenant shall then resubmit the revised Second Floor Draft Schematic TI Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Second Floor Draft Schematic TI Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Second Floor Draft Schematic TI Plans in writing or been deemed to have approved them. The iteration of the Second Floor Draft Schematic TI Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Second Floor Approved Schematic TI Plans.”

3.2.    Second Floor Construction TI Plans. Tenant shall prepare final plans and specifications for the Second Floor Tenant Improvements that (a) are consistent with and are logical evolutions of the Second Floor Approved Schematic TI Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Second Floor TI Changes (as defined below). As soon as such final plans and specifications (“Second Floor Construction TI Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Second Floor Construction TI Plans shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If the Second Floor Construction TI Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Second Floor Construction TI Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Second Floor Construction TI Plans. Promptly after the Second Floor Construction TI Plans are approved by Landlord and Tenant, two (2) copies of such Second Floor Construction TI Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Second Floor Construction TI Plans to all appropriate Governmental Authorities for approval. The Second Floor Construction TI Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Second Floor Approved TI Plans.”

3.3.    Changes to the Tenant Improvements. Any changes to the Second Floor Approved TI Plans (each, a “Second Floor TI Change”) shall be requested and instituted in accordance with the provisions of this Article 3 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a)     Second Floor TI Change Request. Either Landlord or Tenant may request Second Floor TI Changes after Landlord approves the Second Floor Approved TI Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Second Floor TI Change Request”), which Second Floor TI Change Request shall detail the nature and extent of any requested Second Floor TI Changes, including (a) the Second Floor TI Change, (b) the party required to perform the Second Floor TI Change and (c) any modification of the Second Floor Approved TI Plans and the Second Floor Schedule, as applicable, necessitated by the Second Floor TI Change. If the nature of a Second Floor TI Change requires revisions to the Second Floor Approved TI Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Second Floor Tenant Improvements as a result of such Second Floor TI Change. Second Floor TI Change Requests shall be signed by the requesting party’s Authorized Representative.

(b)    Approval of Second Floor TI Changes. All Second Floor TI Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Second Floor TI Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Second Floor TI Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

3.4.    Preparation of Estimates. Tenant shall, before proceeding with any Second Floor TI Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Second Floor TI Change Request to Landlord or receipt of a Second Floor TI Change Request) an estimate of the increased costs or savings that would result from such Second Floor TI Change, as well as an estimate on such Second Floor TI Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Second Floor TI Change Request, approve or reject such Second Floor TI Change Request in writing, or (b) in the case of a Landlord initiated Second Floor TI Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Second Floor TI Change Request.

3.5.    Quality Control Program; Coordination. Tenant shall provide Landlord with information regarding the following with respect to the Second Floor Tenant Improvements (together, the “QCP”): (a) Tenant’s general contractor’s quality control program and (b) evidence of subsequent monitoring and action plans. The QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the Second Floor Tenant Improvements. Tenant shall ensure that the QCP is regularly implemented on a scheduled basis and shall provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor. At the conclusion and completion of the Second Floor Tenant Improvements, Tenant shall deliver the quality control log to Landlord, which shall include all records of quality control meetings and testing and of inspections held in the field, including inspections relating to concrete, steel roofing, piping pressure testing and system commissioning.

4.    Completion of Second Floor Tenant Improvements. Tenant, at its sole cost and expense (except for the Second Floor TI Allowance, shall perform and complete the Second Floor Tenant Improvements in all respects (a) in substantial conformance with the Second Floor Approved TI Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Second Floor Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (t) evidence satisfactory to Landlord, in Landlord’s reasonable determination, that (i) all Second Floor Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws, and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor for the Second Floor Tenant Improvements, together with a statutory notice of substantial completion from the general contractor for the Second Floor Tenant Improvements), (ii) any and all liens related to the Second Floor Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iii) no security interests relating to the Second Floor Tenant Improvements are outstanding, (u) all certifications and approvals with respect to the Second Floor Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Second Floor Premises (including a temporary certificate of occupancy (or its substantial equivalent) for the Second Floor Premises for the Permitted Use), (v) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (w) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Second Floor Premises is in accordance with the Second Floor Approved TI Plans, (x) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Second Floor Tenant Improvements as an overlay on the Building “as built” plans (provided that Landlord provides the Building “as-built” plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the Second Floor Tenant Improvements, (y) a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems (which report Landlord may hire a licensed, qualified commissioning agent to peer review, and whose reasonable recommendations Tenant’s commissioning agent shall perform and incorporate into a revised report) and (z) such other “close out” materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like.

5.    Insurance. Tenant shall maintain, or cause to be maintained at all times (including during the construction of the Second Floor Tenant Improvements) insurance required of Tenant pursuant to Section 23 of the Lease. Tenant shall cause its contractors or subcontractors to purchase and maintain at all times during the construction and performance of the Second Floor Tenant Improvements the insurance coverages and amounts set forth on Schedule B-l attached hereto and incorporated herein, including, statutory workers’ compensation insurance as required by Applicable Laws.

5.1.    Waivers of Subrogation. Any insurance provided pursuant to this Article shall waive subrogation against the Landlord Parties and Tenant shall hold harmless and indemnify the Landlord Parties for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers.

6.    Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property arising from or arising from any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Second Floor Tenant Improvements. Tenant agrees to Indemnify the Landlord Indemnitees from and against all Claims due to, because of or arising from any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to Indemnify Landlord from or against liability to the extent directly arising from a Landlord Party’s negligence or willful misconduct in connection with Tenant’s construction and performance of the Second Floor Tenant Improvements. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

7.    Second Floor TI Allowance.

7.1.    Application of Second Floor TI Allowance. Landlord shall contribute the Second Floor Base TI Allowance upon Tenant’s submission of Fund Requests in accordance with this Work Letter, provided that Tenant shall pay the costs of the Second Floor Tenant Improvements on a pari passu basis with Landlord as such costs are paid, in the proportion of such Second Floor Excess TI Costs payable by Tenant to the Second Floor TI Allowance payable by Landlord, in accordance with Article 4 of the Lease.

7.2.    Approval of Budget for the Second Floor Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the Second Floor TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Second Floor Tenant Improvements (the “Second Floor Approved TI Budget”). Prior to Landlord’s approval of the Second Floor Approved TI Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Second Floor Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Second Floor Tenant Improvements that exceed the amount of the Second Floor TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Second Floor Tenant Improvements that is proposed by Tenant. If Landlord fails to object in writing within five (5) business days after receipt of a Second Floor TI Budget from Tenant, the budget submitted for review by Tenant shall be deemed approved.

7.3.    Fund Requests. Upon submission by Tenant to Landlord as of or prior to the TI Deadline of (a) a statement (a “Fund Request”) setting forth the total amount of the Second Floor TI Allowance requested, (b) a summary of the Second Floor Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the Second Floor TI Allowance then being requested, (d) unconditional lien releases from the general contractor and each subcontractor and material supplier with respect to previous payments made by either Landlord or Tenant for the Second Floor Tenant Improvements in a form reasonably acceptable to Landlord and complying with Applicable Laws and (e) conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the Second Floor Tenant Improvements performed that correspond to the Fund Request in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to (as elected by Landlord) the applicable contractors, subcontractors and material suppliers or Tenant (for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers either prior to Landlord’s approval of the Second Floor Approved TI Budget or as a result of Tenant’s decision to pay for the Second Floor Tenant Improvements itself and later seek reimbursement from Landlord in the form of one lump sum payment in accordance with the Lease and this Work Letter), the amount of Second Floor Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess Second Floor TI Costs exist based on the Second Floor Approved TI Budget; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Second Floor Tenant Improvements is approved in accordance with Section 7.2, and any Fund Request under this Section shall be submitted as of or prior to the TI Deadline and shall be subject to the payment limits set forth in Section 7.2 above and Article 4 of the Lease. Notwithstanding anything in this Section to the contrary, Tenant shall not submit a Fund Request after the TI Deadline or more often than every thirty (30) days. Any additional Fund Requests submitted by Tenant after the TI Deadline or more often than every thirty (30) days shall be void and of no force or effect. Notwithstanding the anything in this Section to the contrary, (i) lien releases are not required from those subcontractors and material suppliers, providing less than Five Thousand Dollars ($5,000) total labor or supplies to the Second Floor Tenant Improvements project, and (ii) Landlord shall not withhold payment for an entire Fund Request based on failure to secure one or more specific lien releases for an amount that is less than $50,000 from a subcontractor or material supplier if the charge that is the subject of the lien release is the subject of a good-faith dispute between Tenant and such subcontractor or material supplier, provided Tenant is contesting such payment in good faith in accordance with Applicable Laws and has posted a bond or provided other security acceptable to Landlord and for the benefit of Landlord with regard to any disputed charge that is less than $50,000 that may result in a property lien.

7.4.    Accrual Information. In addition to the other requirements of this Section 7, Tenant shall, no later than the second (2nd) business day of each month until the Second Floor Tenant Improvements are complete, provide Landlord with an estimate of (a) the percentage of design and other soft cost work that has been completed, (b) design and other soft costs spent through the end of the previous month, both from commencement of the Second Floor Tenant Improvements and solely for the previous month, (c) the percentage of construction and other hard cost work that has been completed, (d) construction and other hard costs spent through the end of the previous month, both from commencement of the Second Floor Tenant Improvements and solely for the previous month, and (e) the date of Substantial Completion of the Second Floor Tenant Improvements.

8.    Substantial Completion. As used in this Work Letter and the Lease, the term “Substantially Complete” or “Substantial Completion” means that the Second Floor Tenant Improvements or Fifth Floor Tenant Improvements are substantially complete in accordance with the Second Floor Approved TI Plans or Fifth Floor Approved TI Plans, as applicable, except for minor punch list items which do not materially interfere with Tenant’s use and enjoyment of the Premises. Landlord shall complete such minor punch list items solely with respect to the Fifth Floor Tenant Improvements within sixty (60) days after Substantial Completion of same.

9.    Requests for Consent. Except as otherwise provided in this Work Letter, each of Landlord and Tenant shall respond to all requests for consents, approvals or directions made by the other pursuant to this Work Letter within five (5) business days following the approving party’s receipt of such request. The approving party’s failure to respond within such five (5) business day period shall be deemed approval by such party.

10.    Miscellaneous.

10.1.    Incorporation of Lease Provisions. Sections 40.6 through 40.19 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

10.2.    General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-500 FAIRVIEW AVENUE LLC,

a Delaware limited liability company

By:	/s/ Kevin Simonsen
Name:	Kevin Simonsen
Title:	Senior Vice President, Senior Counsel & Secretary

TENANT:

LYELL IMMUNOPHARMA, INC.,
a Delaware corporation

By:
Name:
Title:

Signature Page to the BMR - Lyell Lease Work Letter

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-500 FAIRVIEW AVENUE LLC, a Delaware limited liability company

By:
Name:	Kevin Simonsen
Title:	Senior Vice President, Senior Counsel & Secretary

TENANT:

LYELL IMMUNOPHARMA, INC.,
a Delaware corporation

By:	/s/ Akira Matsuno
Name:	Akira Matsuno
Title:	CFO: Head of Corporate Development

Signature Page to the BMR - Lyell Lease Work Letter

SCHEDULE 2.1

FIFTH FLOOR APPROVED TI PLANS

[See attached.]

Schedule 2.1

BMR VUE FLOOR-5, LYELL T.l. PERMIT SET

SHEET #	DRAWING TITLE	DATE	ISSUE NAME
A0.01	GENERAL PROJECT INFORMATION	12-Nov-18	PERMIT SET (LYELL)
A0.02	ABBREVIATIONS & SYMBOLS	12-Nov-18	PERMIT SET (LYELL)
Al.11	SITE PLAN	12-Nov-18	PERMIT SET (LYELL)
A1.25	LIFE SAFETY PLAN - FLOOR 5	12-Nov-18	PERMIT SET (LYELL)
A2.51	DEMOLITION PLAN - FLOOR 5	12-Nov-18	PERMIT SET (LYELL)
A2.52	FLOOR PLAN - FLOOR 5	12-Nov-18	PERMIT SET (LYELL)
A2.53	REFLECTED CEILING PLAN - FLOOR 5	12-Nov-18	PERMIT SET (LYELL)
A4.10	ENLARGED RESTROOM PLAN & INTERIOR ELEVS	12-Nov-18	PERMIT SET (LYELL)
A5.01	INTERIOR ELEVATIONS	12-Nov-18	PERMIT SET (LYELL)
A5.ll	CASEWORK ELEVATIONS	12-Nov-18	PERMIT SET (LYELL)
A6.ll	WALL INFORMATION	12-Nov-18	PERMIT SET (LYELL)
A6.21	DOOR, RELITE, & HARDWARE INFORMATION	12-Nov-18	PERMIT SET (LYELL)
A6.31	FINISH & MATERIAL INFORMATION	12-Nov-18	PERMIT SET (LYELL)
A9.ll	DETAILS	12-Nov-18	PERMIT SET (LYELL)
Lab Planning Drawings Lyell VUE Level 5- Plan V12		16-Oct-18

Vue Level 5 Spec Suite	05/17/2018
Document List

#	Discipline	Document Type	Drawing set	Received / Publish date	Document / sheet date	Document number	Sheet name
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A0.01	General Project Information
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A0.02	Abbreviations & Symbols
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A1.11	Site Plan
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A1.25	Life Safety Plan - Floor 5
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A2.51	Demolition Plan - Floor 5
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A2.52	Construction Plan - Floor 5
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A2.53	Reflected Ceiling Plan - Floor 5
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A2.53-ALT	Reflected Ceiling Plan - Floor 5 - Alternate
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A2.54	Finish Plan - Floor 5
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A2.54-ALT	Finish Plan - Floor 5- Alternate
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A2.55	Casework & Equipment Plan - Floor 5
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A4.10	Enlarged Restroom Plan & Interior Elevs.
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A5.01	Interior Elevations
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A5.11	Casework Elevations
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A6.11	Wall Information
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A6.21	Door, Relite, Hardware & Wall Information
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A6.31	Finish & Material Information
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A9.10	Details
	Architectural	Drawing	CD Set	5/16/2018	5/16/2018	A9.11	Details

	Fire Protection	Drawing	Issued for Permit	5/23/2018	5/23/2018	FP-L05-TI	Fire Sprinkler Plan

	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-001	PLUMBING LEGEND & ABBREVIATIONS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-010	PLUMBING BOD & SPECIFICATIONS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-060	PLUMBING SCHEDULES
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-141	PLUMBING - LEVEL 4 CEILING PLAN
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-151	PLUMBING - LEVEL 5 CEILING PLAN
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-301	SECTION VIEWS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-401	ENLARGED FLOOR PLANS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-501	DETAILS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-701	DOMESTIC, LAB AND TEMPERED WATER RISER DIAGRAM
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-702	WASTE AND VENT RISER DIAGRAM

	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-001	MECHANICAL LEGEND & ABBREVIATIONS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-002	MECHANICAL B.O.D & SOUND CALCULATIONS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-003	MECHANICAL SPECIFICATIONS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-020	MECHANICAL CONTROLS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-060	MECHANICAL SCHEDULES
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-500	MECHANICAL DETAILS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	MH-151	HVAC - LEVEL 5 PLAN - SOUTH
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	MH-181	HVAC - ROOF LEVEL - SOUTH
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	MI-151	INSTRUMENTATION - LEVEL 5 PLAN - SOUTH
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	MP-151	PIPING - LEVEL 5 PLAN - SOUTH

	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E0.1	COVER SHEET AND GENERAL INFORMATION
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E0.2	GENERAL NOTES
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E0.3	LUMINAIRE SCHEDULE
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E0.4	NREC
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E2.1	LEVEL 5 LIGHTING PLAN
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E3.1	LEVEL 5 POWER PLAN
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E5.1	ONE-LINE DIAGRAM NORMAL & OS
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E5.2	ONE-LINE DIAGRAM - EMERGENCY
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E6.1	PANEL SCHEDULES
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E6.2	PANEL SCHEDULES
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E6.3	PANEL SCHEDULES
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E7.1	DETAILS

Vue Level 5 Spec Suite	05/17/2018
MEP Document List

#	Discipline	Document Type	Drawing set	Received / Publish date	Document / sheet date	Document number	Sheet name
	Fire Protection	Drawing	Issued for Permit	5/23/2018	5/23/2018	FP-L05-TI	Fire Sprinkler Plan

	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-001	PLUMBING LEGEND & ABBREVIATIONS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-010	PLUMBING BOD & SPECIFICATIONS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-060	PLUMBING SCHEDULES
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-141	PLUMBING - LEVEL 4 CEILING PLAN
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-151	PLUMBING - LEVEL 5 CEILING PLAN
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-301	SECTION VIEWS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-401	ENLARGED FLOOR PLANS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-501	DETAILS
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-701	DOMESTIC, LAB AND TEMPERED WATER RISER DIAGRAM
	Plumbing	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	P-702	WASTE AND VENT RISER DIAGRAM

	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-001	MECHANICAL LEGEND & ABBREVIATIONS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-002	MECHANICAL B.O.D & SOUND CALCULATIONS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-003	MECHANICAL SPECIFICATIONS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-020	MECHANICAL CONTROLS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-060	MECHANICAL SCHEDULES
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	M-500	MECHANICAL DETAILS
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	MH-151	HVAC - LEVEL 5 PLAN - SOUTH
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	MH-181	HVAC - ROOF LEVEL - SOUTH
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	MI-151	INSTRUMENTATION - LEVEL 5 PLAN - SOUTH
	Mechanical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	MP-151	PIPING - LEVEL 5 PLAN - SOUTH

	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E0.1	COVER SHEET AND GENERAL INFORMATION
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E0.2	GENERAL NOTES
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E0.3	LUMINAIRE SCHEDULE
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E0.4	NREC
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E2.1	LEVEL 5 LIGHTING PLAN
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E3.1	LEVEL 5 POWER PLAN
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E5.1	ONE-LINE DIAGRAM NORMAL & OS
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E5.2	ONE-LINE DIAGRAM - EMERGENCY
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E6.1	PANEL SCHEDULES
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E6.2	PANEL SCHEDULES
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E6.3	PANEL SCHEDULES
	Electrical	Drawing	Combined Drawing Set	6/13/2018	6/13/2018	E7.1	DETAILS

EXHIBIT B-1

TENANT WORK INSURANCE SCHEDULE

Tenant shall be responsible for requiring all of Tenant contractors doing construction or renovation work for Tenant to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:

1.    Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2.    Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3.    Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant contractors’ employees.

4.    Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant contractors or (b) by any other person.

5.    Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6.    Claims for damages because of bodily injury or death of any person or property damage arising from the ownership, maintenance or use of any motor vehicle.

Tenant contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

B-1-1

Tenant contractors’ Insurance shall be written for not less than limits of liability as follows:

a.	Commercial General Liability: Bodily Injury and Property Damage	Not less than (a) for the general contractor, $2,000,000 per occurrence and $5,000,000 general aggregate, with $5,000,000 products and completed operations aggregate, and (b) for all other contractors and subcontractors, $1,000,000 per occurrence and $2,000,000 general aggregate, with $2,000,000 products and completed operations aggregate

b.	Commercial Automobile Liability: Bodily Injury and Property Damage	Coverage for liability arising from the use or operation of any auto on behalf of Tenant or invited by Tenant (including those owned, hired, rented, leased, borrowed, scheduled or non-owned). Coverage shall be on a broad-based occurrence form in an amount not less than $2,000,000 combined single limit per accident. Such coverage shall apply to all vehicles and persons, whether accessing the property with active or passive consent

c.	Employer’s Liability:

	Each Accident	$1,000,000

	Disease - Policy Limit	$1,000,000

	Disease - Each Employee	$1,000,000

d.	Umbrella Liability: Bodily Injury and Property Damage	(Excess of coverages a, b and c above) of not less than $5,000,000 per occurrence / aggregate

e.	Workers’ Compensation:	As required by Applicable Laws

f.	Professional Liability Insurance Coverage (required for contractors and consultants providing professional services, including, but not limited to, architects, engineers, consultants, and any other contractor providing design work)	$5,000,000. Coverage for actual or alleged negligent acts, errors or omissions committed in the performance of activities and/or arising out of work in connection with the Tenant Improvements, regardless of the type of damages. Such contractor shall maintain continuous insurance coverages for six years following completion of the applicable work in connection with the Tenant Improvements

All subcontractors for Tenant contractors shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for the lesser of six (6) years and the applicable statue of repose following completion of the Tenant Work, and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best’s rating of each insurer for any general contractor and design consultants shall be A X. The minimum A.M. Best’s rating of each insurer for any subcontractors, non-design consultants and subconsultants shall be A VII. Landlord, BioMed Realty, L.P., and BRE Edison L.P., and their respective officers, employees, agents, partners, members, subsidiaries, affiliates and Lenders shall be named as an additional insureds under Tenant contractors’ Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and, to the extent required by the Lease, the Work Letter or this Exhibit, Pollution Legal Liability Insurance policies as respects liability arising from work or operations performed, or ownership, maintenance or use of any autos, by or on behalf of such contractors. Each contractor and its insurers shall provide waivers of subrogation with respect to all insurance required by the Lease, the Work Letter or this Exhibit.

If any contractor’s work involves the handling or removal of asbestos, lead or other Hazardous Materials (as determined by Landlord in its sole and absolute discretion), such contractor shall also carry Pollution Legal Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), clean-up costs and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Term Commencement Date, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

EXHIBIT C

FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BMR-500 FAIRVIEW AVENUE LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: Legal Department

[Date]

Re:	Additional TI Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of November 21, 2018 (the “Lease”), between BMR-500 FAIRVIEW AVENUE LLC, a Delaware limited liability company, as landlord (“Landlord”), and LYELL IMMUNOPHARMA, INC., a Delaware corporation, as tenant (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the Additional TI Allowance pursuant to Article 4 of the Lease.

If you have any questions, please do not hesitate to call [                    ] at ([     ]) [    ]- [    ].

Sincerely,

[Name]
[Title of Authorized Signatory]

cc:	Karen Sztraicher
Jon Bergschneider
Kevin Simonsen

C-1

EXHIBIT D

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer]

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

BMR - 500 FAIRVIEW AVENUE LLC

17190 BERNARDO CENTER DRIVE

SAN DIEGO, CA 92128

ATTN: LEGAL DEPARTMENT

APPLICANT:

LYELL IMMUNOPHARMA, INC.

883 ROBB ROAD,

PALO ALTO, CA 94306

AMOUNT: US$1,600,000.00 (ONE MILLION SIX HUNDRED THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: ONE YEAR FROM ISSUANCE

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                     IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS (TOGETHER WITH THE COMPLETED SIGHT DRAFT IN THE FORM OF EXHIBIT A, THE “REQUIRED DOCUMENTS”):

THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

NO OTHER EVIDENCE OF AUTHORITY, CERTIFICATE, OR DOCUMENTATION IS REQUIRED. PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE

DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED. THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT WILL BE REDUCED BY THE AMOUNT OF ANY DRAWINGS HEREUNDER.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 90 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JANUARY 30, 2029.

EXCEPT WHEN THE AMOUNT OF THIS LETTER OF CREDIT IS INCREASED, THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR WRITTEN CONSENT.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY. MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT AND THE TRANSFER SHALL NOT BE CONTINGENT UPON THE PAYMENT OF SUCH TRANSFER FEE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE. ISSUING BANK EXPRESSLY CONSENTS TO ANY TRANSFERS MADE FROM TIME TO TIME IN COMPLIANCE WITH THIS PARAGRAPH.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION (WHICH PRESENTATION MAY BE BY OVERNIGHT COURIER TO THE ADDRESS SPECIFIED HEREIN) OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION. “BUSINESS DAY” MEANS A WEEKDAY EXCEPT A WEEKDAY WHEN COMMERCIAL BANKS IN CALIFORNIA ARE AUTHORIZED OR REQUIRED TO CLOSE. .

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE, BUT NOT AS A CONDITION TO ITS EFFECTIVENESS; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US, IRRESPECTIVE OF ANY CLAIM BY APPLICANT, ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE. IF BENEFICIARY PRESENTS THE REQUIRED DOCUMENTS TO US ON OR BEFORE THE EXPIRATION DATE, THEN WE SHALL PAY UNDER THIS LETTER OF CREDIT AT OR BEFORE THE FOLLOWING TIME (THE “PAYMENT DEADLINE”): (A) IF PRESENTMENT IS MADE AT OR BEFORE NOON CALIFORNIA TIME OF ANY BUSINESS DAY, AND PROVIDED THAT SUCH REQUIRED DOCUMENTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY THE CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY; AND (B) OTHERWISE, THE CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY.

IF A DEMAND FOR PAYMENT MADE HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU PROMPT NOTICE THAT THE DEMAND FOR PAYMENT DID NOT COMPLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFOR AND THAT THE BANK IS HOLDING THE DOCUMENTS AT YOUR DISPOSAL OR RETURN THE SAME TO YOU, AS THE BANK MAY ELECT. UPON BEING NOTIFIED THAT THE PURPORTED DEMAND WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT IF, AND TO THE EXTENT THAT YOU ARE ENTITLED AND ABLE TO DO SO.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO.                                          DATED

TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	US DOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 OR 408-654-7716.

EXHIBIT “B”

TRANSFER FORM

DATE:
TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN:INTERNATIONAL DIVISION. STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED

The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.	(BENEFICIARY’S NAME)
By:

(Name of Bank)	Printed Name:

(Address of Bank)	Title:

(City, State, Zip Code)

(Print Authorized Name and Title)

(Authorized Signature)

(Telephone Number)

EXHIBIT E

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.    No Tenant Party shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.

2.    Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3.    If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4.    Major deliveries requiring more than twenty (20) minutes shall be made no later than 8 a.m. and no earlier than 6 p.m. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project. Movement of furniture, office equipment or any other large or bulky material(s) through the Common Area shall be restricted to such hours as Landlord may designate and shall be subject to reasonable restrictions that Landlord may impose. A temporary loading permit is required for all temporary parking and such permit, which permit Landlord may provide in its sole and absolute discretion.

5.    Tenant shall not use any method of HVAC other than present at the Project and serving the Premises as of the Execution Date unless consented to in writing in advance by Landlord.

6.    Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.

7.    Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.

8.    Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Any Hazardous Materials transported through Common Area shall be held in secondary containment devices. Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials. Tenant is encouraged to participate in the waste removal and recycling program that may be in place at the Project from time to time.

9.    The Premises shall not be used for lodging or for any improper or immoral purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

10.    Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

11.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

12.    Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

13.    Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

14.    Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

15.    Tenant shall not permit any animals in the Project, other than for service animals or for use in laboratory experiments.

16.    Bicycles shall not be taken into the Building(s) (including the elevators and stairways of the Building) except into areas designated by Landlord.

17.    The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

18.    Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

19.    Smoking is prohibited at the Project., except in designated outdoor areas of the Project (if any).

20.    The Project’s hours of operation are currently 7:00 a.m.- 6:00 p.m., Monday through Friday. Tenant shall have access to the Premises 24/7/365.

21.    Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

22.    Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

23.    If Tenant desires to use any portion of the Common Area for a Tenant-related event, Tenant must notify Landlord in writing at least thirty (30) days prior to such event on the form attached as Attachment 1 to this Exhibit, which use shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Lease or the completed and executed Attachment to the contrary, Tenant shall be solely responsible for setting up and taking down any equipment or other materials required for the event, and shall promptly pick up any litter and report any property damage to Landlord related to the event. Any use of the Common Area pursuant to this Section shall be subject to the provisions of Article 28 of the Lease.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable additional rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with thirty (30) days prior written notice thereof and such new rules shall not materially increase Tenant’s Lease obligations or materially reduce Tenant’s Lease rights. Tenant agrees to abide by these Rules and Regulations and any such additional rules and regulations properly issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

ATTACHMENT 1 TO EXHIBIT E

REQUEST FOR USE OF COMMON AREA

REQUEST FOR USE OF COMMON AREA

Date of Request:

Landlord/Owner:

Tenant/Requestor:

Property Location:

Event Description:

Proposed Plan for Security & Cleaning:

Date of Event:

Hours of Event: (to include set-up and take down):

Location at Property (see attached map):

Number of Attendees:

Open to the Public?    ☐  YES    ☐  NO

Food and/or Beverages?    ☐  YES    ☐  NO

If YES:

•	Will food be prepared on site? ☐ YES ☐ NO

•	Please describe:

•	Will alcohol be served? ☐ YES ☐ NO

•	Please describe:

•	Will attendees be charged for alcohol? ☐ YES ☐ NO

E-1-1

•	Is alcohol license or permit required? ☐ YES ☐ NO

•	Does caterer have alcohol license or permit: ☐ YES ☐ NO ☐ N/A

Other Amenities (tent, booths, band, food trucks, bounce house, etc.):

Other Event Details or Special Circumstances:

The undersigned certifies that the foregoing is true, accurate and complete and he/she is duly authorized to sign and submit this request on behalf of the Tenant/Requestor named above.

[INSERT NAME OF TENANT/REQUESTOR]

By:
Name:
Title:
Date:

E-1-2

EXHIBIT F

TENANT’S PROPERTY

Tenant owned personal property, stock, inventory, furniture, furnishings and equipment not affixed to, or built into, the Premises.

Signage bearing Tenant’s name, trade-name or logo.

Tenant trade fixtures that are proprietary in nature.

F-1

EXHIBIT G

FORM OF ESTOPPEL CERTIFICATE

To:	BMR-500 FAIRVIEW AVENUE LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Legal Department

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Re:	Certain space on the 2nd and 5th floor (the “Premises”) at 500 Fairview Avenue North, Seattle, Washington (the “Property”)

As of the    day of            , 20    (“Tenant”) hereby certifies to you as follows:

1.    Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of November 21, 2018. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [                    ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property other than                    . Unless extended per the terms of the Lease, the lease term expires on [            ], 20[    ].

2.    Tenant took delivery and possession of the Premises, currently consisting of approximately [                    ] square feet, on [            ], 20[    ], and commenced to pay rent on [            ], 20[    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [                    ]].

3.    All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ]. There is no prepaid rent[, except $[        ]][, and the amount of security deposit is $[        ] [in cash][OR][in the form of a letter of credit]]. Tenant has also posted/delivered a Restoration Deposit in the amount of                    in the [cash] or [LOC] As of the date of this Estoppel, Tenant is not entitled to any rent abatement under the Lease.

4.    Base rent is currently payable in the amount of $[        ] per month.

5.    Tenant is currently paying estimated payments of additional rent of $[        ] per month on account of real estate taxes, insurance, management fees and Common Area maintenance expenses.

6.    All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [                    ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid, except [                    ].

G-1

7.    The Lease is in full force and effect, Tenant has neither sent nor received a notice of breach or default that has not been cured, Tenant is not aware of any existing default or of any event that with the giving of notice and passage of time could become a default under the Lease, and Tenant has no known claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord, except [                    ]. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [                    ]].

8.    Tenant has no rights or options to purchase the Property.

9.    To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10.    The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring the Property/making a loan secured by the Property] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-500 Fairview Avenue LLC, BioMed Realty, L.P., BRE Edison L.P., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [    ] day of [            ], 20[    ].

LYELL IMMUNOPHARMA, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT H

TENANT STANDBY GENERATOR LOCATION

H-1

EXHIBIT I

TENANT AIR HANDLER LOCATION

I-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 26th day of February, 2020, by and between BMR-500 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”), and LYELL IMMUNOPHARMA, INC., a Delaware corporation (“Tenant”).

RECITALS

A.    WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of November 27, 2018 (as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 500 Fairview Avenue North in Seattle, Washington (the “Building”);

B.    WHEREAS, Tenant has elected to waive any ability that Tenant may have under the Existing Lease to construct a Pilot Plant (as defined below) within the Premises;

C.    WHEREAS, in consideration for such waiver by Tenant, Landlord is willing to forego the Restoration Deposit (as defined in the Existing Lease); and

D.    WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.    Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.    Restoration Deposit. Notwithstanding anything to the contrary in the Existing Lease, Section 11.7 of the Existing Lease (and all references to the Restoration Deposit throughout the Existing Lease) are hereby deleted from the Existing Lease in their entirety. Upon Tenant’s written request, Landlord shall return to Tenant the Restoration Deposit Letter of Credit.

3.    Restrictions on Tenant Improvements and Alterations. Notwithstanding anything to the contrary in the Existing Lease, Tenant hereby agrees that (a) Tenant shall not be permitted to construct, or cause to be constructed, a pilot plant or any similar facility (collectively, a “Pilot Plant”) within the Premises whether as part of the Tenant Improvements or as an Alteration, (b) any request by Tenant to construct a Pilot Plant within the Premises (whether as part of the

Tenant Improvements or as an Alteration) shall be subject to Landlord’s approval in Landlord’s sole and absolute discretion, and (c) in the event that Landlord approves any request by Tenant to construct a Pilot Plant within the Premises, Landlord shall be permitted to condition such approval on the reinstitution of the Restoration Deposit (provided that the amount of such reinstituted Restoration Deposit shall be determined by Landlord in Landlord’s sole and absolute discretion).

4.    TI Deadline. The definition of “TI Deadline” set forth in Section 4.6 of the Existing Lease is hereby modified by replacing the term “July 31, 2020” with the term “October 31, 2020.”

5.    Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

6.    No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

7.    Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

LYELL IMMUNOPHARMA, INC. 500 Fairview Avenue North, Suite 5000 98109 Seattle, WA Attn: Jan Beck, Head of R&D Operations

With required copy to:

LYELL IMMUNOPHARMA, INC. 400 E. Jamie Court, Suite 301
South San Francisco, CA 94080
Attn: David West, Sr. Director – Strategic
Transactions

With a required copy to:

Cairncross & Hempelmann 542 Second Ave, Suite 500
Seattle, WA 98104
Attn: Ryan McFarland

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8.    Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

9.    Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

10.    Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

11.    Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment on behalf of Tenant have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment on behalf of Landlord have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

12.    Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-500 FAIRVIEW AVENUE LLC, a Delaware limited liability company

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	SVP, Legal & Assistant Secretary

TENANT:

LYELL IMMUNOPHARMA, INC., a Delaware corporation

By:	/s/ Jan Beck
Name:	Jan Beck
Title:	Head R&D Operations

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT             CIVIL CODE §1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	}
}
County of San Diego	}

On February 28, 2020 before me, Serina E. Roth, Notary Public, personally appeared *Marie Lewis**, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
/s/ Serina E. Roth	(Notary Seal)
Signature of Notary Public

TENANT ACKNOWLEDGMENTS

STATE OF Washington	)
) ss.
COUNTY OF King	)

On this 26th day of February, 2020, before me personally appeared Jan Beck, to me known to be the Head of R&D Operations of LYELL IMMUNOPHARMA, INC., a Delaware corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Jennifer S. Friedman (Signature of officer) Notary Public in and for the State of Washington, residing at Kirkland, WA My commission expires: 07/01/2020

(Use this space for notarial stamp/seal)